EXHIBIT 99.1

CREDIT AGREEMENT

Dated as of May 14, 2003

among

ASTEC INDUSTRIES, INC.,

ASTEC, INC., HEATEC, INC., CEI ENTERPRISES, INC.,

ASTEC SYSTEMS, INC., TELSMITH, INC.,

KOLBERG - PIONEER, INC.,

JOHNSON CRUSHERS INTERNATIONAL, INC.,

SUPERIOR INDUSTRIES OF MORRIS, INC.,

BREAKER TECHNOLOGY, INC.,

PRODUCTION ENGINEERED PRODUCTS, INC.,

CARLSON PAVING PRODUCTS, INC.,

ROADTEC, INC., TRENCOR, INC., AMERICAN AUGERS, INC.,

AI DEVELOPMENT GROUP, INC.,

AI ENTERPRISES, INC., ASTEC HOLDINGS, INC.,

ASTEC INVESTMENTS, INC.,

ASTEC TRANSPORTATION, INC.,

RI PROPERTIES, INC., and

TI SERVICES, INC.

as Borrowers,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

THE LENDERS SIGNATORY HERETO

FROM TIME TO TIME,

as Lenders, and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent and Lender

TABLE OF CONTENTS

1.	AMOUNT AND TERMS OF CREDIT	2
1.1.	Credit Facilities	2
1.2.	Letters of Credit	6
1.3.	Prepayments	6
1.4.	Use of Proceeds	10
1.5.	Interest and Applicable Margins	10
1.6.	Eligible Accounts	12
1.7.	Eligible Inventory	15
1.8.	Cash Management Systems	17
1.9.	Fees	17
1.10.	Receipt of Payments	18
1.11.	Application and Allocation of Payments	18
1.12.	Loan Account and Accounting	19
1.13.	Indemnity	19
1.14.	Access	20
1.15.	Taxes	21
1.16.	Capital Adequacy; Increased Costs; Illegality	22
1.17.	Single Loan	23
2.	CONDITIONS PRECEDENT	23
2.1.	Conditions to the Initial Loans	23
2.2.	Further Conditions to Each Loan	24
3.	REPRESENTATIONS AND WARRANTIES	25
3.1.	Corporate Existence; Compliance with Law	25
3.2.	Executive Offices; FEIN	26
3.3.	Corporate Power, Authorization, Enforceable Obligations	26
3.4.	Financial Statements and Projections	26
3.5.	Material Adverse Effect	27
3.6.	Ownership of Property; Liens	28
3.7.	Labor Matters	28
3.8.	Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness	29
3.9.	Government Regulation	29
3.10.	Margin Regulations	29
3.11.	Taxes	29
3.12.	ERISA	30
3.13.	No Litigation	31
3.14.	Brokers	31
3.15.	Intellectual Property	31
3.16.	Full Disclosure	31
3.17.	Environmental Matters	31
3.18.	Insurance	32
3.19.	Deposit and Disbursement Accounts	32
3.20.	Government Contracts	32
3.21.	Customer and Trade Relations	33
3.22.	Agreements and Other Documents	33
3.23.	Bonding; Licenses	33
3.24.	Solvency	33
3.25.	Reasonably Equivalent Value	33
4.	FINANCIAL STATEMENTS AND INFORMATION	33
4.1.	Reports and Notices	33
4.2.	Communication with Accountants	34
5.	AFFIRMATIVE COVENANTS	34
5.1.	Maintenance of Existence and Conduct of Business	34
5.2.	Payment of Obligations	34
5.3.	Books and Records	35
5.4.	Insurance; Damage to or Destruction of Collateral	35
5.5.	Compliance with Laws	36
5.6.	Supplemental Disclosure	36
5.7.	Intellectual Property	36
5.8.	Environmental Matters	36
5.9.	Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases	37
5.10.	Further Assurances	38
5.11.	Successful Syndication	38
5.12.	Delivery of and Notation of Agent's Lien on Motor Vehicle Titles	38
5.13.	Mequon Industrial Revenue Bond Lien Amendment	38
6.	NEGATIVE COVENANTS	38
6.1.	Mergers, Subsidiaries, Etc	38
6.2.	Investments; Loans and Advances	38
6.3.	Indebtedness	39
6.4.	Employee Loans and Affiliate Transactions	41
6.5.	Capital Structure and Business	41
6.6.	Guaranteed Indebtedness	41
6.7.	Liens	42
6.8.	Sale of Stock and Assets	43
6.9.	ERISA	43
6.10.	Financial Covenants	43
6.11.	Hazardous Materials	43
6.12.	Sale-Leasebacks	44
6.13.	Cancellation of Indebtedness	44
6.14.	Restricted Payments	44
6.15.	Change of Corporate Name or Location; Change of Fiscal Year	44
6.16.	No Impairment of Intercompany Transfers	45
6.17.	No Speculative Transactions	45
6.18.	Credit Parties Other than Borrowers	45
7.	TERM	45
7.1.	Termination	45
7.2.	Survival of Obligations Upon Termination of Financing Arrangements	45
8.	EVENTS OF DEFAULT: RIGHTS AND REMEDIES	45
8.1.	Events of Default	45
8.2.	Remedies	47
8.3.	Waivers by Credit Parties	48
9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT	48
9.1.	Assignment and Participations	48
9.2.	Appointment of Agent	50
9.3.	Agent's Reliance, Etc.	51
9.4.	GE Capital and Affiliates	52
9.5.	Lender Credit Decision	52
9.6.	Indemnification	52
9.7.	Successor Agent	52
9.8.	Setoff and Sharing of Payments	53
9.9.	Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.	54
10.	SUCCESSORS AND ASSIGNS	56
10.1.	Successors and Assigns	56
11.	MISCELLANEOUS	57
11.1.	Complete Agreement; Modification of Agreement	57
11.2.	Amendments and Waivers	57
11.3.	Fees and Expenses	59
11.4.	No Waiver	60
11.5.	Remedies	60
11.6.	Severability	60
11.7.	Conflict of Terms	61
11.8.	Confidentiality	61
11.9.	GOVERNING LAW	61
11.10.	Notices	62
11.11.	Section Titles	62
11.12.	Counterparts	62
11.13.	WAIVER OF JURY TRIAL	63
11.14.	Press Releases	63
11.15.	Reinstatement	63
11.16.	Advice of Counsel	64
11.17.	No Strict Construction	64
12.	CROSS-GUARANTY	64
12.1	Cross-Guaranty	64
12.2	Waivers by Borrowers	64
12.3	Benefit of Guaranty	65
12.4	Waiver of Subrogation, Etc.	65
12.5	Election of Remedies	65
12.6	Limitation	65
12.7	Contribution with Respect to Guaranty Obligations.	66
12.8	Liability Cumulative	67

CREDIT AGREEMENT, dated as of May 14, 2003, among ASTEC INDUSTRIES, INC., a Tennessee corporation ("Astec Industries"), ASTEC, INC., a Tennessee corporation ("AI"), HEATEC, INC., a Tennessee corporation ("Heatec"), CEI ENTERPRISES, INC., a Tennessee corporation ("CEI"), ASTEC SYSTEMS, INC., a Tennessee corporation ("ASI"), TELSMITH, INC., a Delaware corporation ("Telsmith"), KOLBERG - PIONEER, INC., a Tennessee corporation ("Kolberg"), JOHNSON CRUSHERS INTERNATIONAL, INC., a Tennessee corporation ("Crushers"), SUPERIOR INDUSTRIES OF MORRIS, INC., a Minnesota corporation ("Superior"), BREAKER TECHNOLOGY, INC., a Tennessee corporation ("Breaker"), PRODUCTION ENGINEERED PRODUCTS, INC., a Nevada corporation ("Production"), CARLSON PAVING PRODUCTS, INC., a Washington corporation ("Carlson"), ROADTEC, INC., a Tennessee corporation ("Roadtec"), TRENCOR, INC., a Texas corporation ("Trencor"), AMERICAN AUGERS, INC., a Delaware corporation ("Augers"), AI DEVELOPMENT GROUP, INC., a Minnesota corporation ("AIDG"), AI ENTERPRISES, INC., a Minnesota corporation ("AIEI"), ASTEC HOLDINGS, INC., a Tennessee corporation ("AHI"), ASTEC INVESTMENTS, INC., a Tennessee corporation ("AII"), ASTEC TRANSPORTATION, INC., a Tennessee corporation ("ATI"), RI PROPERTIES, INC., a Minnesota corporation ("RIPI"), TI SERVICES, INC., a Minnesota corporation ("TISI") (Astec Industries, AI, Heatec, CEI, ASI, Telsmith, Kolberg, Crushers, Superior, Breaker, Production, Carlson, Roadtec, Trencor, Augers, AIDG, AIEI, AHI, AII, ATI, RIPI, and TISI are sometimes collectively referred to herein as "Borrowers" and individually as a "Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as agent for Lenders (in such capacity, the "Agent"), and the other Lenders signatory hereto from time to time.

RECITALS

WHEREAS, Borrowers have requested that Lenders extend revolving and term credit facilities to Borrowers of up to One Hundred Forty-Five Million Dollars ($145,000,000) in the aggregate for the purpose of refinancing certain indebtedness of Borrowers and to provide (a) working capital financing for the Borrowers, (b) funds for other general corporate purposes of Borrowers and (c) funds for other purposes permitted hereunder; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

WHEREAS, Borrowers have agreed to secure all of its obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and real property; and

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A, and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

1.1. Credit Facilities

a. Revolving Credit Facility.

(i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. Borrowing Availability may be reduced by Reserves imposed by Agent in its reasonable credit judgment. Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a); provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time. Moreover, during any Separate Borrowing Base Period, the sum of the Revolving Loan and Swing Line Loan outstanding to any Borrower shall not exceed at any time that Borrower's separate Borrowing Base. Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to one of the representatives of Agent identified on Schedule 1.1 at the address specified therein. Any such notice must be given no later than (I) 12:00 p.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (II) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. Each Revolving Credit Advance requested by Borrower must be for a minimum amount of $100,000. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e).

(ii) Except as provided in Section 1.12, each Borrower shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of the applicable Borrower to pay the amount of the applicable Revolving Lender's Revolving Loan Commitment or, if less, such Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to such Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(iii) Anything in this Agreement to the contrary notwithstanding, at the request of Borrower Representative, in its discretion Agent may (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrowers on behalf of Revolving Lenders in amounts which cause the outstanding balance of the aggregate Revolving Loan to exceed the Borrowing Base (less the Swing Line Loan) or, during any Separate Borrowing Base Period, which cause the outstanding balance of the Revolving Loan owing by any Borrower to exceed that Borrower's separate Borrowing Base (less the Swing Line Loan advanced to that Borrower) (any such excess Revolving Credit Advances are herein referred to collectively as "Overadvances"); provided that (A) no such event or occurrence shall cause or constitute a waiver of Agent's, Swing Line Lender's or Revolving Lenders' right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists and (B) no Overadvance shall result in a Default or an Event of Default based upon Borrowers' failure to comply with Section 1.3(b)(i) for so long as Agent permits such Overadvance to be outstanding, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on the earlier of demand or the Commitment Termination Date. Except as otherwise provided in Section 1.11(b), the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed $10,000,000 at any time, shall not cause the aggregate Revolving Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Agent signed by Revolving Lenders holding more than fifty percent (50%) of the Revolving Loan Commitments.

b. Term Loan

(i) Subject to the terms and conditions hereof, each Term Lender agrees to make a term loan (collectively, the "Term Loan") on the Closing Date to each Borrower in the amount of that Borrower's Ratable Share of the applicable Term Lender's Term Loan Commitment. The obligations of each Term Lender hereunder shall be several and not joint. Each such Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit 1.1(b) (each a "Term Note" and collectively the "Term Notes"), and, except as provided in Section 1.12, all of the Borrowers shall jointly execute and deliver the Term Note to the applicable Term Lender. Each Term Note shall represent the obligation of each Borrower to pay its Ratable Share of the applicable Term Lender's Term Loan Commitment, together with interest thereon as prescribed in Section 1.5. The aggregate principal amount of the Term Loan advanced to each Borrower shall be the primary obligation of that Borrower (but shall also be guaranteed by all other Borrowers pursuant to Section 12) and is referred to herein as that Borrower's "Ratable Share." Each Borrower's Ratable Share of the Term Loan Commitment expressed in Dollars and as a percentage of the whole is set forth in Schedule 1.1(b) hereto.

(ii) Each Borrower shall repay its Ratable Share of the Term Loan in fifteen (15) consecutive quarterly installments each in the amount of $1,339,285.71 on the first day of January, April, July and October of each year, commencing July 1, 2003 and a final installment due on May 14, 2007 shall be in the amount of the remaining principal balance of the Term Loan.

(iii) Notwithstanding Section 1.1(b)(ii), the aggregate outstanding principal balance of the Term Loan, shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan may be reborrowed.

(iv) Each payment of principal with respect to the Term Loan, shall be paid to Agent for the ratable benefit of each Term Lender making a Term Loan, ratably in proportion to each such Term Lender's respective Term Loan Commitment.

c. Swing Line Facility.

(i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(c) shall not relieve Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Credit Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and (except for Overadvances) the Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time ("Swing Line Availability"). Moreover, except for Overadvances, during any Separate Borrowing Base Period the Swing Line Loan outstanding to any Borrower shall not exceed at any time that Borrower's separate Borrowing Base less the Revolving Loan outstanding to such Borrower. Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of the applicable Borrower in accordance with Section 1.1(a). Any such notice must be given no later than 12:00 p.m. (New York time) on the Business Day of the proposed Swing Line Advance. Unless the Swing Line Lender has received at least one Business Day's prior written notice from Requisite Revolving Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 2.2, be entitled to fund that Swing Line Advance, and to have each Revolving Lender make Revolving Credit Advances in accordance with Section 1.1(c)(iii) or purchase participating interests in accordance with Section 1.1(c)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

(ii) Each Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Each note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(c)(ii) (each a "Swing Line Note" and, collectively, the "Swing Line Notes"). Each Swing Line Note shall represent the obligation of the applicable Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to such Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

(iii) The Swing Line Lender, at any time and from time to time no less frequently than once weekly, shall on behalf of any Borrower (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to each Borrower (which shall be an Index Rate Loan) in an amount equal to such Revolving Lender's Pro Rata Share of the principal amount of the applicable Borrower's Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.1(i) has occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the applicable Borrower.

(iv) If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(c)(iii), one of the events described in Sections 8.1(h) or 8.1(i) has occurred, then, subject to the provisions of Section 1.1(c)(v) below, each Revolving Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of the applicable Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to Borrower in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v) Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with Section 1.1(c)(iii) and to purchase participation interests in accordance with Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

d. Reliance on Notices; Appointment of Borrower Representative. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Astec Industries as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

1.2. Letters of Credit

. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of the applicable Borrower, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of each Borrower.

1.3. Prepayments

a. Voluntary Prepayments; Reductions in Revolving Loan Commitments. Borrowers may at any time on at least ten (10) Business Days' prior written notice by Borrower Representative to Agent (i) voluntarily prepay all or part of the Term Loan and/or (ii) permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (A) any such prepayments or reductions shall be in a minimum amount of $2,500,000 and integral multiples of $250,000 in excess of such amount and (B) the Revolving Loan Commitment shall not be reduced to an amount less than the greater of (x) $100,000,000 and (y) the amount of the Revolving Loan then outstanding, and (C) after giving effect to such reductions, Borrowers shall comply with Section 1.3(b)(i). In addition, Borrowers may at any time on at least ten (10) Business Days' prior written notice by Borrower Representative to Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any such voluntary prepayment and any reduction or termination of the Revolving Loan Commitment must be accompanied by the payment of the Fee required by Section 1.9(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such reduction or termination of the Revolving Loan Commitment, each Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit. Each notice of partial prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied, provided that any partial prepayments of the Term Loan made by or on behalf of any Borrower shall be applied to prepay the scheduled installments of such Borrower's Term Loan in inverse order of maturity.

b. Mandatory Prepayments.

If at any time the aggregate outstanding balances of the Revolving Loan and the Swing Line Loan exceed the lesser of (A) the Maximum Amount and (B) the Borrowing Base, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances and Swing Line Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess. Furthermore, if, at any time during a Separate Borrowing Base Period, the outstanding balance of the Revolving Loan of any Borrower exceeds that Borrower's separate Borrowing Base less the outstanding balance of the Swing Line Loan of that Borrower, the applicable Borrower shall immediately repay its Revolving Credit Advances in the amount of such excess (and, if necessary, shall provide cash collateral for its Letter of Credit Obligations as described above). Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid in accordance with Section 1.1(a)(iii).

(ii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by Section 6.8(a)) or any sale of Stock of any Subsidiary of any Credit Party, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes and, only in the case of the sale of the Grapevine, Texas Real Estate, income tax liabilities incurred by Trencor solely as a result of such sale, (C) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c). The following shall not be subject to mandatory prepayment under this clause (ii): (1) proceeds of sales of Inventory in the ordinary course of business; (2) asset disposition proceeds of less than $300,000 in the aggregate during any Fiscal Year; (3) proceeds in an amount not to exceed $10,000,000 from the sale of Qualifying Equity so long as all of the proceeds thereof are used solely to pay or prepay the Make-Whole Obligation; and (4) proceeds from the sale of the Lease Portfolio, the Airplane and the trucking fleet of Astec Transportation, provided that all of such proceeds shall be used solely to repay the outstanding Revolving Credit Advances. "Make-Whole Obligation" shall mean the obligation of the Borrower, whether evidenced by a note, an obligation to redeem preferred or convertible stock or other instrument, to pay to certain insurance company lenders (the "Insurance Company Lenders") that purchased privately placed promissory notes issued by Astec Industries and Astec Financial Services, Inc., pursuant to those certain separate Note Purchase Agreements each dated as of September 10, 2001 (as amended and in effect immediately prior to the date hereof) by and among Astec Industries, Astec Financial Services, Inc. and the purchasers named on Schedule A attached thereto (the "Private Placement Notes") issued by the Borrower on or about September 10, 2001, and that are being refinanced with this Agreement a final settlement amount that has been agreed to by the Borrower and the Insurance Company Lenders in full satisfaction of certain "make-whole" obligations of the Borrower arising by reason of the prepayment of the Private Placement Notes.

(iii) If any Credit Party issues Stock (other than issuances of Stock of Astec Industries pursuant to the exercise of employee stock options and warrants) or debt securities, then no later than the Business Day following the date of receipt of the proceeds thereof, all Borrowers (in the case of an issuance by Astec Industries) or the issuing Borrower shall prepay the Loans (and cash collateralize Letters of Credit Obligations) in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

(iv) Until the Termination Date, Borrowers shall prepay the Obligations on or before July 15th of each Fiscal Year after Fiscal Year 2003, in an amount equal to fifty percent (50%) of Excess Cash Flow for the immediately preceding Fiscal Year. Any prepayments from Excess Cash Flow paid pursuant to this clause (iv) during any Separate Borrowing Base Period shall be allocated to each Borrower's Obligations based upon such Borrower's relative contribution to Excess Cash Flow and shall be applied in accordance with Section 1.3(c). Each such prepayment shall be accompanied by a certificate signed by Borrower Representative's chief financial officer certifying the manner in which Excess Cash Flow, the resulting prepayment, and method of allocation to each Borrower's Obligations which certificate shall be in form and substance satisfactory to Agent.

(v) If the Grapevine, Texas Real Estate is not sold on or before  June 30, 2004, then Borrowers shall prepay additional amounts on the Loans as follows: $500,000 on the first day of each quarter (July 1 October 1, January 1 and April 1), commencing on July 1, 2004 and continuing until the earlier to occur of: (A) the sale of the Grapevine, Texas Real Estate, or (B) such time as the sum of all such payments equal an amount which is no less than $6,250,000.

c. Application of Certain Mandatory Prepayments. Except for prepayments made by Borrowers pursuant to Section 1.3(b)(ii) attributable to the disposition of any Real Estate, any prepayments made by Borrower pursuant to Section 1.3(b)(ii), Section 1.3(b)(iii), Section 1.3(b)(iv) or Section 1.3(b)(v) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan; third, to prepay the scheduled principal installments of the Term Loan in inverse order of maturity, until such Loan shall have been prepaid in full; fourth, to interest then due and payable on Borrowers' Swing Line Loans; fifth, to the principal balance of the Swing Line Loan outstanding to Borrowers until the same shall have been repaid in full; sixth, to interest then due and payable on Revolving Credit Advances made to Borrowers; seventh, to the principal balance of Revolving Credit Advances outstanding to Borrowers until the same shall have been paid in full; and eighth, to any Letter of Credit Obligations of Borrowers to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B. Any prepayments made by Borrower pursuant to Section 1.3(b)(ii) attributable to the disposition of the Grapevine, Texas Real Estate shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan; third, to the extent of fifty percent (50%) of the corresponding dollar amount ascribed to the Grapevine, Texas Real Estate set forth on Schedule 6.8 (less any payments made in accordance with Section 1.3(b)(v) above), to prepay the scheduled principal installments of the Term Loan in inverse order of maturity, until such Loan shall have been prepaid in full; fourth, to interest then due and payable on Borrowers' Swing Line Loans; fifth, to the principal balance of the Swing Line Loan outstanding to Borrowers until the same shall have been repaid in full; sixth, to interest then due and payable on Revolving Credit Advances made to Borrowers; seventh, to the principal balance of Revolving Credit Advances outstanding to Borrowers until the same shall have been paid in full; and eighth, to any Letter of Credit Obligations of Borrowers to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B. Any prepayments made by Borrower pursuant to Section 1.3(b)(ii) attributable to the disposition of any Term Loan Real Estate (other than the Grapevine, Texas Real Estate) shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan; third, to the extent of seventy percent (70%) of the corresponding dollar amount ascribed to such Term Loan Real Estate set forth on Schedule 6.8, to prepay the scheduled principal installments of the Term Loan in inverse order of maturity, until such Loan shall have been prepaid in full; fourth, to interest then due and payable on Borrowers' Swing Line Loans; fifth, to the principal balance of the Swing Line Loan outstanding to Borrowers until the same shall have been repaid in full; sixth, to interest then due and payable on Revolving Credit Advances made to Borrowers; seventh, to the principal balance of Revolving Credit Advances outstanding to Borrowers until the same shall have been paid in full; and eighth, to any Letter of Credit Obligations of Borrowers to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B. Any prepayments made by Borrower pursuant to Section 1.3(b)(ii) attributable to the disposition of any Real Estate which is not Term Loan Real Estate shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan; third, to the extent of fifty percent (50%) of the remaining amount of such prepayment to prepay the scheduled principal installments of the Term Loan in inverse order of maturity, until such Loan shall have been prepaid in full; fourth, to interest then due and payable on Borrowers' Swing Line Loans; fifth, to the principal balance of the Swing Line Loan outstanding to Borrowers until the same shall have been repaid in full; sixth, to interest then due and payable on Revolving Credit Advances made to Borrowers; seventh, to the principal balance of Revolving Credit Advances outstanding to Borrowers until the same shall have been paid in full; and eighth, to any Letter of Credit Obligations of Borrowers to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.

d. Application of Prepayments from Insurance and Condemnation Proceeds. Prepayments from insurance or condemnation proceeds in accordance with Section 5.4(b) and the Mortgages, respectively, shall be applied as follows: insurance proceeds from casualties or losses to cash or Inventory shall be applied, first, to the Swing Line Loans and, second, to the Revolving Credit Advances of the Borrower that incurred such casualties or losses; insurance or condemnation proceeds from casualties or losses to Equipment, Fixtures and Real Estate shall be applied to scheduled installments of the Term Loan of the Borrower that incurred such casualties or losses in inverse order of maturity. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments. If insurance or condemnation proceeds received by a particular Borrower exceed the outstanding principal balances of the Loans to that Borrower or the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined by Agent, subject to the approval of Requisite Lenders.

e. No Authorization of or Consent to Transactions. Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement.

1.4. Use of Proceeds

. Borrowers shall utilize the proceeds of the Loans solely for the Refinancing (and to pay any related transaction expenses) and for the financing of Borrowers' ordinary working capital and general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14). Disclosure Schedule (1.4) contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

1.5. Interest and Applicable Margins

. a. Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum; and (iii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum. Notwithstanding the foregoing, if any Lender shall determine that (i) the agreement to make or the making or continuing to fund or maintain any LIBOR Loan is unlawful as determined in accordance with Section 1.16(c), or (ii) the LIBOR Rate is unavailable or is incapable of being determined, then Agent shall convert the Loans from LIBOR Loans to Index Rate Loans and such Index Rate Loans shall bear interest at the Index Rate plus the Applicable Margin per annum. The Applicable Margins are as follows:

Applicable Revolver Index Margin	1.00%
Applicable Revolver LIBOR Margin	3.00%
Applicable Term Loan Index Margin	1.00%
Applicable Term Loan LIBOR Margin	3.00%
Applicable L/C Margin (for Letter of Credit Obligations with respect to Industrial Development Bonds)	2.00%
Applicable L/C Margin (for Letter of Credit Obligations other than those issued with respect to Industrial Development Bonds)	3.00%
Applicable Unused Line Fee Margin	0.50%

b. If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

c. All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be presumptive evidence of the correctness of such rates and Fees.

d. So long as a Default or an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i) or so long as any other Default or Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder unless Agent or Requisite Lenders elect to impose a smaller increase (the "Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

e. So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). No Loan may be made as or converted into a LIBOR Loan until the earlier to occur (i) a Successful Syndication, or (ii) one hundred twenty (120) days after the Closing Date.

f. Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

1.6. Eligible Accounts

. Based on the most recent Borrowing Base Certificate delivered by each Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Accounts of each Borrower shall be "Eligible Accounts" for purposes of this Agreement. In determining whether a particular Account of any Borrower constitutes an Eligible Account, Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available (except that such requirement of approval of the Supermajority Lenders shall not apply in the case of Agent in its discretion modifying or eliminating Reserves, new criteria or advance rate adjustments established by Agent pursuant to the immediately preceding sentence against Eligible Accounts from time to time which have the effect of making more credit available). Eligible Accounts shall not include any Account of any Borrower:

a. that does not arise from (i) the sale of Inventory or the performance of services by such Borrower in the ordinary course of its business, or (ii) lease or rental of Inventory by Borrower as lessor in the ordinary course of its business (provided that Eligible Accounts shall not in any event include Accounts arising from the lease or rental of Inventory by Borrower as lessor to the extent that the aggregate amount thereof exceeds $250,000 in the aggregate or that that such Accounts comprise more than one month's regularly scheduled lease or rental payments from the Account Debtors thereunder);

b. (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold, or to be sold, or used, or to be used, or services rendered, or to be rendered, pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

c. in the event that any defense, counterclaim, setoff or dispute is asserted as to such Account;

d. that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

e. with respect to which an invoice, acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

f. that (i) is not owned by such Borrower or (ii) is subject to any Lien of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

g. that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party, in each case excluding Martin Marietta Materials, Inc. with respect to the sole common director of each;

h. that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof;

i. that is the obligation of an Account Debtor located in a foreign country (other than Canada) unless either (A) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent or (B) payment thereof is assured by a letter of credit reasonably satisfactory to Agent as to form, amount and issuer (and, if the face amount of such letter of credit is equal to or greater than $100,000 and such letter of credit is (I) negotiable or transferable, such letter of credit shall have been negotiated or transferred, as the case may be, to Agent and delivered to Agent or (II) not negotiable or transferable, such letter of credit shall have been assigned and delivered to Agent if requested by Agent);

j. to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof, or has received any deposit or advance payment from the applicable Account Debtor (whether or not it pertains to such Account), but in each case only to the extent of the potential offset;

k. that arises with respect to goods which are delivered on a bill-and-hold (unless such Borrower provides proof of acceptance by the applicable Account Debtor and proof that the goods are covered by insurance by either the applicable Account Debtor or the applicable Borrower), cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

l. that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i) the Account is not paid within the earlier of (A) ninety (90) days following its original due date or (B) one hundred twenty (120) days following its original invoice date;

(ii) any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii) any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

m. that is the obligation of an Account Debtor if twenty-five percent (25%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6 (other than those deemed ineligible solely under Section 1.6(i) above);

n. as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

o. as to which any of the representations or warranties in the Loan Documents are untrue;

p. to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

q. to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment, upon notice of such limit by Agent to Borrower Representative;

r. to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination, exceed ten percent (10%) of all Eligible Accounts (except that (1) with respect to Accounts owing by Martin Marietta Materials, Inc., and its Affiliates, such percentage shall be twenty percent (20%); (2) with respect to Accounts owing by Vulcan Materials Company and its Affiliates, such percentage shall be fifteen percent (15%); (3) with respect to Accounts owing by APAC (a subsidiary of Ashland Oil Company) and its Affiliates, such percentage shall be fifteen percent (15%); and (4) with respect to Accounts owing by Old Castle (a subsidiary of Irish Stone Company) and its Affiliates, such percentage shall be fifteen percent (15%); provided, however, that Eligible Accounts shall not in any event include any Account of any Borrower owing by any of the Account Debtors identified in clauses (1), (2), (3) or (4) of this parenthetical clause to the extent that such Account, together with all other Accounts owing by any of such Account Debtors and their respective Affiliates as of any date of determination, on a combined basis for all of such Account Debtors and their respective Affiliates, exceed forty percent (40%) of all Eligible Accounts);

s. that is payable in any currency other than Dollars; or

t. that is unacceptable to Agent in its reasonable credit judgment.

1.7. Eligible Inventory

. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Inventory of each Borrower shall be "Eligible Inventory" for purposes of this Agreement. In determining whether any particular Inventory of any Borrower constitutes Eligible Inventory, Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Inventory, in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available (except that such requirement of approval of the Supermajority Lenders shall not apply in the case of Agent in its discretion modifying or eliminating Reserves, new criteria or advance rates established by Agent pursuant to the immediately preceding sentence against Eligible Inventory from time to time which have the effect of making more credit available). Eligible Inventory shall not include any Inventory of any Borrower:

(i) that is not owned by such Borrowers free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 hereof (subject to Reserves established by Agent in accordance with Section 5.9 hereof);

(ii) that is (A) not located on premises owned or leased by such Borrower unless (x) Agent has given its prior consent thereto and unless a reasonably satisfactory access and offset and Lien waiver, has been delivered to Agent, or (y) Reserves reasonably satisfactory to Agent have been established with respect thereto, (B) stored at a lease location, unless Agent has given its prior consent thereto and unless either (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves reasonably satisfactory to Agent have been established with respect thereto, or (C) is stored with a bailee, warehouseman or similar Person, unless Agent has given its prior consent thereto and unless (x) a satisfactory bailee letter or landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, or (D) located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

(iii) that is placed on consignment or is in transit, except for Inventory in transit between eligible domestic locations of Borrowers as to which Agent's Liens have been perfected at origin and destination;

(iv) that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

(v) that, in Agent's reasonable determination, is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

(vi) that consists of (A) display items or packing or shipping materials or manufacturing supplies, or (B) parts Inventory which is not held by such Borrower for sale to third party customers in the ordinary course of business or which is held primarily as replacement parts for any Borrower's machinery, equipment or operations;

(vii) that consists of goods which have been returned by the buyer;

(viii) that is not of a type held for sale, lease or rental in the ordinary course of such Borrower's business;

(ix) that is not subject to a first priority Lien in favor of Agent on behalf of itself and Lenders, subject to Permitted Encumbrances as set forth in clause (e) of the definition thereof (subject to Reserves satisfactory to Agent);

(x) as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or the Security Agreement is untrue;

(xi) that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(xii) that is not covered by casualty insurance acceptable to Agent;

(xiii) that is located outside of the United States or Canada;

(xiv) that is otherwise unacceptable to Agent in its reasonable credit judgment;

(xv) that is subject to any patent or trademark license requiring the payment of royalties or fees or requiring the consent of the licensor thereof by Agent; or

(xvi) to the extent of the Dollar amount of the portion of any customer deposit or advance payment which is not excluded from or reserved against Eligible Accounts under Section 1.6 (such amounts shall be held ineligible from work-in-process).

1.8. Cash Management Systems

. On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").

1.9. Fees

. a. Borrower shall pay to GE Capital, individually for its sole account, the Fees specified in the GE Capital Fee Letter, at the times specified for payment therein.

b. As additional compensation for the Revolving Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrowers' non-use of available funds in an amount equal to one-half percent (0.50%) per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due.

c. If Borrowers pay after acceleration or prepay all or any portion, or reduce or terminate the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if any of the Commitments are otherwise terminated, Borrowers shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount determined by multiplying the Applicable Percentage (as defined below) by the amount of the Revolving Loan Commitment. As used herein, the term "Applicable Percentage" shall mean (w) one and one-half percent (1.50%), in the case of a prepayment on or prior to the first anniversary of the Closing Date, (x) one percent (1.00%), in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary, (y) three quarters percent (0.75%), in the case of a prepayment after the second anniversary of the Closing Date but prior to the third anniversary, and (z) one-half percent (0.50%), in the case of a prepayment after the third anniversary of the Closing Date but prior to the fourth anniversary. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early reduction or termination of the Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment made pursuant to Sections 1.3(b) or 1.16(c); provided that Borrowers do not permanently reduce or terminate the Revolving Loan Commitment upon any such prepayment and, in the case of prepayments made pursuant to Sections 1.3(b)(ii) or (b)(iii), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.

d. Borrowers shall pay to Agent, for the ratable benefit of Revolving Lenders, the monthly Letter of Credit Fee as provided in Annex B.

1.10. Receipt of Payments

. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds are received therefor in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

1.11. Application and Allocation of Payments

. a. So long as no Default or Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied, first, to the Swing Line Loan, and second, to the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied in accordance with the provisions of Section 1.3(a); and (iv) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when a Default or Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; (6) to Obligations under the Canadian Facility Guaranty; and (7) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

b. Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to promptly pay any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time or, during any Separate Borrowing Base Period, would cause the balance of the Revolving Loan and the Swing Line Loan to any Borrower to exceed such Borrower's separate Borrowing Base after giving effect to such charges. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

1.12. Loan Account and Accounting

. Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances and the Term Loan, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it. Each Borrower agrees and acknowledges that the present structure of the credit facilities detailed in this Agreement is based in part upon the financial and other information presently known to Agent and the Lenders regarding each Borrower, the organizational structure of Borrowers, and the present financial condition of each Borrower. Each Borrower hereby agrees that Agent shall have the right, in its sole credit judgment exercisable from time to time in its sole discretion, to require that any or all of the following changes be made to these credit facilities during any Separate Borrowing Base Period: (i) establish a separate Borrowing Base for each Borrower; (ii) require Revolving Credit Advances, Swing Line Advances and Letter of Credit Obligations to be available on a Borrower-by-Borrower basis to each individual Borrower based on such Borrower's availability under its own separate Borrowing Base, (iii) restrict loans and advances between Borrowers, (iv) establish separate lockbox and dominion accounts for each Borrower, and (v) establish such other procedures as shall be deemed by Agent in its reasonable discretion to be useful in tracking where Loans and Letter of Credit Obligations (and the benefit thereof) are made under this Agreement and the source of payments received by Agent and the Lenders on such Loans and Letter of Credit Obligations.

1.13. Indemnity

. Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

b. To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

1.14. Access

. Each Credit Party which is a party hereto shall, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Agent determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrower shall provide Agent and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Agent may request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will endeavor to give Lenders at least five (5) days' prior written notice of regularly scheduled audits provided that Agent shall not be liable to any Lender for any failure to do so. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrowers.

1.15. Taxes

. a. Any and all payments by each Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

b. Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

c. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

1.16. Capital Adequacy; Increased Costs; Illegality

. a. If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall be presumptive evidence of the matters set forth therein.

b. If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be presumptive evidence of the matters set forth therein. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

c. Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

d. Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be satisfactory to Agent. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrowers' rights under this Section 1.16(d) shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

1.17 Single Loan

. All Loans to each Borrower and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of its Collateral.

2. CONDITIONS PRECEDENT

2.1 Conditions to the Initial Loans

. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Requisite Lenders:

a. Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance satisfactory to Agent.

b. Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Agent shall have received a fully executed original of a pay-off letter satisfactory to Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loan and the initial Revolving Credit Advance and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty of Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Agent, Borrowers and Prior Lender.

c. Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

d. Opening Availability. The Eligible Accounts and Eligible Inventory supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrowers, collectively, with Borrowing Availability, after giving effect to the initial Revolving Credit Advance made to Borrower, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $11,000,000.

e. Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

f. Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

g. Due Diligence. Agent and its counsel shall have completed all business, environmental, legal and other due diligence with respect to each Credit Party, with such results being satisfactory to Agent in its reasonable credit judgment.

2.2. Further Conditions to Each Loan

. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

a. any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement and Agent or Requisite Revolving Lenders have determined not to make such Advance, convert or continue any Loan as a LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect; or

b. any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof; or

c. (i) any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and Agent or Requisite Revolving Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation so long as that Default is continuing and Agent or Requisite Revolving Lenders have determined not to make such Advance, convert or continue any Loan as a LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect; or

d. After giving effect to any Swing Line Advance, the outstanding principal amount of the Swing Line Loan would exceed Swing Line Availability.

e. after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), (i) the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, in each case, less the then outstanding principal amount of the Swing Line Loan, or (ii) during any Separate Borrowing Base Period, the outstanding principal amount of the Revolving Loan of the applicable Borrower would exceed such Borrower's separate Borrowing Base less the outstanding principal amount of the Swing Line Loan to that Borrower.

The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

3.1. Corporate Existence; Compliance with Law

. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation set forth on Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and by-laws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2. Executive Offices; FEIN

. As of the Closing Date, each Credit Party's name, as it appears on official filings in its state of incorporation or organization, its state of incorporation or organization, its organization type, its organization number, if any, issued by its state of incorporation or organization, and the current location of each Credit Party's chief executive office, principal place of business and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule (3.2), none of such locations changed within the four (4) months preceding the Closing Date and each Credit Party has only one state of incorporation or organization. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

3.3. Corporate Power, Authorization, Enforceable Obligations

. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

3.4. Financial Statements and Projections

. Except for the Projections all Financial Statements concerning Borrowers and their respective Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

a. The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

(i) The audited consolidated and consolidating balance sheets at 1999, 2000, 2001 and 2002 and the related statements of income and cash flows of Borrower and its Subsidiaries for the Fiscal Years then ended, certified by Ernst & Young LLP.

(ii) The unaudited balance sheet(s) at March 31, 2003 and the related statement(s) of income and cash flows of Borrowers and their respective Subsidiaries for the first Fiscal Quarter then ended.

b. Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(b)) was prepared by Borrowers giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrowers and their respective Subsidiaries dated March 31, 2003 and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

c. Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(c)) have been prepared by Borrowers in light of the past operations of their businesses, but including future payments of known contingent liabilities reflected on the Fair Salable Balance Sheet, and reflect projections for the fiscal year period beginning on July 1, 2003 on a month by month basis and on an annual basis for fiscal years 2003, 2004, 2005, 2006 and 2007. The Projections are based upon the same accounting principals as those used in the preparation of the financial statements described above and the estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein.

3.5. Material Adverse Effect

. Between December 31, 2002 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Pro Forma and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 2002 and the Closing Date, except as disclosed in Borrower's Forms 10-Q and Forms 8-K that were published on Edgar between December 31, 2002 and the Closing Date, each filed with the Securities and Exchange Commission, and except as disclosed in those certain specific press releases of Borrower listed on Schedule 3.5 that Borrower provided to Agent, no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

3.6. Ownership of Property; Liens

. As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.7. Labor Matters

. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

3.8. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness

. Except as set forth in Disclosure Schedule (3.8), no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party and each Subsidiary of any Credit Party is owned by each of the Stockholders and in the amounts set forth on Disclosure Schedule (3.8). There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3)). None of the Credit Parties, other than the Borrowers, has any assets (except Stock of their Subsidiaries) or any Indebtedness or Guaranteed Indebtedness (except the Obligations).

3.9. Government Regulation

. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

3.10. Margin Regulations

. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.11. Taxes

. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

3.12. ERISA

. a. Disclosure Schedule (3.12) lists (i) all ERISA Affiliates and (ii) all Plans, and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, and all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series, as applicable, for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or ERISA. Neither any Credit Party nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, has occurred with respect to any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

b. Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time); (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of the fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

3.13. No Litigation

. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened that seeks damages in excess of $250,000 or injunctive relief or alleges criminal misconduct of any Credit Party.

3.14. Brokers

. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

3.15. Intellectual Property

. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person. No Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property.

3.16. Full Disclosure

. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers as of such delivery date, and reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. Such Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

3.17. Environmental Matters

. Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities that could reasonably be expected to exceed $250,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $250,000 and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party that could reasonably be expected to exceed $250,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $250,000 or injunctive relief against, or which alleges criminal misconduct by any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

b. Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

3.18. Insurance

. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

3.19. Deposit and Disbursement Accounts

. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.20. Government Contracts

. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law.

3.21. Customer and Trade Relations

. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier material to its operations.

3.22. Agreements and Other Documents

. As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Disclosure Schedule (3.22): supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $500,000 per annum; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $250,000 per annum; licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments or documents evidencing Indebtedness or Guaranteed Indebtedness of such Credit Party and any Liens granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

3.23. Bonding; Licenses

. Except as set forth on Disclosure Schedule 3.22, no Credit Party is a party or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

3.24. Solvency

. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative, (c) the Refinancing and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

3.25. Reasonably Equivalent Value

. As of the date any Loan or Letter of Credit Obligation is made or incurred, each Borrower is receiving, directly or indirectly, reasonably equivalent value for such Loan or Letter of Credit Obligation.

4. FINANCIAL STATEMENTS AND INFORMATION

4.1. Reports and Notices

. a. Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

b. Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

4.2. Communication with Accountants

. Each Credit Party executing this Agreement authorizes Agent and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants including Ernst & Young LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5. AFFIRMATIVE COVENANTS

Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

5.1 Maintenance of Existence and Conduct of Business

. Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

5.2 Payment of Obligations

. a. Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due except where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $50,000.

b. Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) no Lien shall be imposed to secure payment of such Charges, Taxes or claims (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, and (v) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

5.3. Books and Records

. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

5.4. Insurance; Damage to or Destruction of Collateral

. a. The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

b. Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lenders' interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

c. Each Credit Party shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to (i) all insurance policies of it naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $1,000,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance. After deducting from such proceeds (i) the expenses, if any, incurred by Agent in the collection or handling thereof and (ii) amounts required to be paid to creditors (other than Lenders) having Permitted Encumbrances, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d).

5.5. Compliance with Laws

. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.6. Supplemental Disclosure

. From time to time as may be requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing; and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

5.7. Intellectual Property

. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with its Licenses.

5.8. Environmental Matters

. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $100,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

5.9. Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases

. Each Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Borrower's Eligible Inventory at that location shall, in Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased or acquired by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Agent) or, unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent a mortgage or deed of trust granting Agent a first priority Lien on such Real Estate, together with environmental audits, mortgagee title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance acceptable to Agent.

5.10. Further Assurances

. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

5.11. Successful Syndication

. Each Credit Party shall, and shall cause each other Credit Party, to (i) use its best efforts to facilitate a Successful Syndication and (ii) comply with the GE Capital Syndication Letter.

5.12. Delivery of and Notation of Agent's Lien on Motor Vehicle Titles

. Each Credit Party shall, and shall cause each other Credit Party to, deliver all motor vehicle titles pertaining to each vehicle in the trucking fleet of Astec Transportation to Agent and cause Agent's Lien on behalf of the Lenders on such motor vehicles to be perfected and of first priority (including notation of Agent's Lien on behalf of Lenders on such titles) by the applicable Governmental Authority, in each case on or before the thirtieth (30th) day after the Closing Date and shall comply with the provisions of Section 5.10 hereof with respect thereto; provided, however, that the provisions of this Section 5.12 shall not apply with respect to any motor vehicles which have been sold by Borrowers prior to such date in a sale permitted under this Agreement.

5.13. Mequon Industrial Revenue Bond Lien Amendment

. Each Credit Party shall, and shall cause each other Credit Party to, cause the Mequon Industrial Revenue Bond Lien Amendment to be effective on or prior to the ninetieth (90th) day after the Closing Date or such later date as is agreed to in writing from time to time by Agent.

6. NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

6.1. Mergers, Subsidiaries, Etc

. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or stock of, or otherwise combine with or acquire, any Person, except that (i) any Borrower may merge with another Borrower, provided that Borrower Representative shall be the sole survivor of any such merger to which it is a party, and (ii) any Credit Party or any Subsidiary of any Borrower may merge with and into a Borrower if such merger is consented to in writing by Agent, provided that Borrower Representative shall be the sole survivor of any such merger to which it is a party, and if Borrower Representative is not a party, then the applicable Borrower shall be the sole survivor of any such merger.

6.2. Investments; Loans and Advances

. Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed $500,000; (b) each Credit Party may maintain its existing investments in its Subsidiaries and the other Credit Parties as of the Closing Date; (c) so long as no Default or Event of Default has occurred and is continuing and there is no outstanding Revolving Loan balance, Borrowers may make investments up to $500,000 in the aggregate, subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above; (d) investments in other Borrowers; (e) other investments not to exceed $1,000,000 in the aggregate; (f) investments in foreign Subsidiaries (other than Permitted Breaker Technology Ltd. Intercompany Loans and Advances) not to exceed $500,000 in the aggregate (for the purposes of this clause (f), assets of a Credit Party which are used by a foreign Subsidiary or located on the premises of a foreign Subsidiary shall be treated as an investment in such foreign Subsidiary), and (g) investments consisting of Permitted Breaker Technology Ltd. Intercompany Loans and Advances.

6.3. Indebtedness

. a. No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness consisting of intercompany loans and advances made by Astec Industries to any other Borrower, provided that (A) each such other Borrower shall have executed and delivered to Astec Industries, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by such other Borrower to Astec Industries, which Intercompany Notes shall be in form and substance satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) Astec Industries and each other Borrower shall record all intercompany transactions on its books and records in a manner satisfactory to Agent; (C) the obligations of each Borrower under any such Intercompany Notes shall be subordinated to the Obligations in a manner satisfactory to Agent; (D) at the time any such intercompany loan or advance is made by Astec Industries to any other Borrower and after giving effect thereto, Astec Industries and each such other Borrower shall be Solvent; (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; and (F) in the case of any intercompany loans and advances made during a Separate Borrowing Base Period, the Borrower advancing such funds shall have Borrowing Availability under its separate Borrowing Base after giving effect to such intercompany loans and advances; (vi) any and all present or future Indebtedness owing to GE Capital and its Affiliates; (vii) any Indebtedness secured by Real Estate that is not Term Loan Real Estate up to an aggregate amount for all such Indebtedness that does not exceed 80% of the fair market value of such Real Estate so long as (A) Agent has given its prior written consent thereto (such consent not to be unreasonably withheld), (B) if any Collateral remains on such premises, a landlord's agreement, mortgagee agreement or bailee letter, as applicable, or any other applicable Lien waiver, which is in form and substance satisfactory to Agent in its sole discretion, has been executed by the holder of such Indebtedness in favor of Agent for the benefit of Lenders with respect to such Real Estate, and (C) Borrowers are otherwise in compliance with Section 5.9 hereof; (viii) any Indebtedness secured by the Airplane so long as Agent has given its prior written consent thereto (such consent not to be unreasonably withheld), and (ix) additional present or future unsecured Indebtedness which shall not exceed $1,000,000 in the aggregate at any time outstanding.

b. No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c), (iii) Indebtedness permitted by Section 6.3(a)(iv) upon refinancing thereof in accordance with Section 6.3(a)(iv); (iv) as otherwise permitted in Section 6.14; (v) Indebtedness constituting the Make-Whole Obligation if such Indebtedness is prepaid solely out of: (1) the excess net proceeds of the sale of the Grapevine, Texas Real Estate after making all mandatory prepayments on the Term Loan required under Section 1.3 pertaining to such sale and so long as, after giving effect to the prepayment of the Make-Whole Obligation, the Borrowers shall have Borrowing Availability of not less than $7,500,000, (2) proceeds of the sale of Qualifying Equity in an amount not to exceed $10,000,000, (3) proceeds of the sale of the Lease Portfolio or a portion thereof so long as, after giving effect to the prepayment of the Make-Whole Obligation, the Borrowers shall have Borrowing Availability of not less than $7,500,000, (4) proceeds of Loans so long as, after giving effect to the prepayment of the Make-Whole Obligation, the Borrowers shall have Borrowing Availability of not less than $7,500,000 or (5) any combination of (1) through (4) above (provided, however, that in no event shall Borrowers prepay the Make-Whole Obligation in an aggregate amount which exceeds $4,000,000 plus accrued interest thereon at any time on or before October 31, 2003); (vi) Indebtedness with respect to the Industrial Development Bond issued in connection with the Grapevine, Texas Real Estate if such Indebtedness is paid solely with the proceeds of the letter of credit issued to support such obligations; and (vii) Indebtedness with respect to Mequon Industrial Revenue Bond Lien if such Indebtedness is paid solely with the proceeds of the letter of credit issued to support such obligations.

6.4. Employee Loans and Affiliate Transactions

. a. Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions involves payments in excess of $250,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described on Disclosure Schedule (6.4(a)).

b. No Credit Party shall enter into any lending or borrowing transaction with any directors or employees of any Credit Party, except loans to its respective directors or employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes and stock option financing up to a maximum of $50,000 to any director or employee and up to a maximum of $250,000 in the aggregate at any one time outstanding.

c. No Credit Party shall have intercompany accounts payable or other indebtedness, liabilities or other obligations owing to any other Credit Party, except (i) Indebtedness permitted under Section 6.3(a) above, and (ii) each Borrower may have intercompany accounts payables owing to another Borrower which arise from goods purchased, rented or leased or services received from such other Borrower in transactions which satisfy the requirements of Section 6.4(a) above provided that such intercompany accounts payables (A) are billed in the same manner as a comparable arm's length transaction with a Person not an Affiliate of such Borrower; and (B) are paid within ninety (90) days following their original due date.

6.5. Capital Structure and Business

. If all or any of a Credit Party's Stock is pledged to Agent, that Credit Party shall not issue additional Stock. No Credit Party shall (a) make any change in its capital structure as described on Disclosure Schedule (3.8), including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, which would reasonably be expected to have a Material Adverse Effect on the ability of the Borrower to perform its obligations hereunder, provided that if Borrower does make a change to its capital structure that is not otherwise prohibited hereunder (i) the proceeds thereof shall be applied in prepayment of the Obligations in accordance with Section 1.3(b)(iii), and (ii) no Change of Control shall have occurred after giving effect thereto, or (b) amend its charter or bylaws in a manner which would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto or otherwise materially change its operations without the consent of Agent.

6.6. Guaranteed Indebtedness

. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement, (c) the Canadian Facility Guaranty, (d) the unsecured Guaranteed Indebtedness described on Disclosure Schedule 6.6, and (e) unsecured Guarantees of Indebtedness and obligations of customers of the Borrower owing to third-parties which do not exceed $2,000,000 in the aggregate on behalf of any one customer and up to a maximum of $5,000,000 in the aggregate at any one time outstanding for all customers.

6.7. Liens

. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing the specific Indebtedness described on Disclosure Schedule (6.3) as being secured thereby, and permitted refinancings, extensions and renewals thereof, including extensions or renewals of such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $3,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets), (d) Liens created after the Closing Date on any Real Estate that is not Term Loan Real Estate, which secure Indebtedness which in the aggregate does not exceed 80% of the appraised value of such Real Estate so long as (i) Agent has given its prior written consent thereto (such consent not to be unreasonably withheld), (ii) if any Collateral remains on such premises, a landlord's agreement, mortgage agreement or bailee letter, as applicable, or any other applicable Lien waiver, which is in form and substance satisfactory to Agent in its sole discretion, has been executed by the holder of such Indebtedness in favor of Agent for the benefit of Lenders with respect to such Real Estate, and (iii) Borrowers are otherwise in compliance with Section 5.9 hereof, and Agent shall be permitted to release Agent's Lien on behalf of the Lenders on such Real Estate that is not Term Loan Real Estate in connection therewith; (e) Liens created after the Closing Date on the Airplane so long as Agent has given its prior written consent thereto (such consent not to be unreasonably withheld), and Agent shall be permitted to release or subordinate Agent's Liens on behalf of the Lenders on the Airplane in connection therewith; (f) the Mequon Industrial Revenue Bond Lien, provided that such Lien shall only be permitted to exist until the sixtieth (60th) day after the Closing Date or such later date as is agreed to in writing from time to time by Agent, and (g) other Liens securing Indebtedness of not more than $250,000 in the aggregate. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto. Borrower may request, not more frequently than once each calendar year, that Agent consider, in its discretion, Borrower's request for Agent to release certain of Agent's Liens on behalf of the Lenders on Real Estate and/or the Airplane and Agent agrees to consider each such request in good faith, provided that any such releases shall be subject to the approval of each Lender.

6.8. Sale of Stock and Assets

. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than (a) the sale of Inventory (including the sale of Inventory held primarily for rental purposes) in the ordinary course of business, (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $250,000 in any single transaction or $500,000 in the aggregate in any Fiscal Year, (c) other Equipment and Fixtures having a value not exceeding $50,000 in any single transaction or $100,000 in the aggregate in any Fiscal Year, (d) the sale of the Grapevine, Texas real property for net proceeds of not less than $6,250,000, (e) the sale of the Cleveland, Tennessee facility, (f) the sale of the Lease Portfolio, (g) the sale of any Real Estate that is not Term Loan Real Estate to a Person not an Affiliate of Borrowers' for not less than fair market value, so long as (i) Agent has given its prior written consent thereto (such consent not to be unreasonably withheld), (ii) if any Collateral remains on such premises, a landlord's agreement, mortgagee agreement or bailee letter, as applicable, or any other applicable Lien waiver, which is in form and substance satisfactory to Agent in its sole discretion, has been entered into with respect to such Real Estate, and (iii) Borrowers are otherwise in compliance with Section 5.9, (h) the sale of any Term Loan Real Estate (other than the Grapevine, Texas Real Estate) to a Person not an Affiliate of Borrowers' for not less than seventy-five percent (75%) of the corresponding Dollar amount ascribed to such Term Loan Real Estate on Schedule 6.8, so long as (i) Agent has given its prior written consent thereto, (ii) if any Collateral remains on such premises, a landlord's agreement, mortgagee agreement or bailee letter, as applicable, or any other applicable Lien waiver, which is in form and substance satisfactory to Agent in its sole discretion, has been entered into with respect to such Real Estate, and (iii) Borrowers are otherwise in compliance with Section 5.9, (i) the sale of the Airplane for not less than $3,000,000, and (j) the sale of the motor vehicles owned by Astec Transportation. With respect to any disposition of assets or other properties permitted pursuant to clauses (b), (c), (d), (e), (f), (g), (h), (i) and (j) above, subject to Section 1.3(b), Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to assist the applicable Credit Party in effecting such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 release statements and other appropriate releases covering such assets and other properties as reasonably requested by Borrower.

6.9. ERISA

. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event could reasonably be expected result in taxes, penalties and other liabilities in the aggregate amount in excess of $250,000 in the aggregate.

6.10. Financial Covenants

. Borrowers shall not breach or fail to comply with any of the Financial Covenants.

6.11. Hazardous Materials

. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

6.12. Sale-Leasebacks

. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets other than with respect to any Real Estate that is not Term Loan Real Estate so long as (a) Agent has given its prior written consent thereto (such consent not to be unreasonably withheld), (b) if any Collateral remain on such premises, a landlord's agreement, mortgagee agreement or bailee letter, as applicable, which is in form and substance satisfactory to Agent in its sole discretion, has been executed by the holder of such lease in favor of Agent for the benefit of Lenders with respect to such Real Estate, and (c) Borrowers are otherwise in compliance with Section 5.9.

6.13. Cancellation of Indebtedness

. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

6.14. Restricted Payments

. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between to the extent permitted by Section 6.3 above, (b) dividends and distributions by Subsidiaries of Borrower paid to Borrower, (c) director and employee loans permitted under Section 6.4(b) above, (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 6.3; and (e) payments with respect to the Make-Whole Obligation provided, that (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment pursuant to clause (e) above, and (ii) except with respect to any payment on the Make-Whole Obligation made from the proceeds of the sale of Qualifying Equity in an amount not to exceed $10,000,000, Borrowers collectively shall have Borrowing Availability of at least $7,500,000 after giving effect to any Restricted Payment pursuant to clause (e) above.

6.15. Change of Corporate Name or Location; Change of Fiscal Year

. No Credit Party shall (a) change its corporate name as it appears in the official filing in the state of its incorporation, (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation, or (e) change its state of incorporation, in each case without at least thirty (30) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-506(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year. No Credit Party shall permit any of the Collateral to be located outside of the continental United States (other than Inventory which is in transit in the ordinary course of business and for transfers of Collateral as investments permitted under Section 6.2(f)).

6.16. No Impairment of Intercompany Transfers

. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by any Borrower or a Subsidiary of any Borrower to any Borrower or any Subsidiary of any Borrower.

6.17. No Speculative Transactions

. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

6.18. Credit Parties Other than Borrowers

. None of the Credit Parties other than Borrowers shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations).

7. TERM

7.1. Termination

. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

7.2. Survival of Obligations Upon Termination of Financing Arrangements

. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT: RIGHTS AND REMEDIES

8.1. Events of Default

. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

a. Any Credit Party (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

b. Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4 or 6, or any of the provisions set forth in Annexes C or G, respectively.

c. Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three (3) days or more.

d. Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days or more.

e. A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $250,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion of any thereof in excess of $250,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded in each case regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

f. Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

g. Assets of any Credit Party with a fair market value of $500,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

h. A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of any Credit Party (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction or such Credit Party shall fail to diligently contest such proceedings.

i. Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Person's assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any corporate action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

j. A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

k. Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

l. Any Change of Control shall occur.

8.2. Remedies

. a. If any Event of Default shall have occurred and be continuing or if a Default shall have occurred and be continuing and Agent or Requisite Lenders shall have determined not to make any Advances or incur any Letter of Credit Obligations so long as that specific Default is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facility with respect to further Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Advances and Letter of Credit Obligations shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

b. If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) reduce the Revolving Loan Commitment from time to time; (iii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; and (iv) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(g), (h) or (i), the Commitments shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

8.3. Waivers by Credit Parties

. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1. Assignment and Participations

. a. The Credit Parties signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Agent and, so long as no Default or Event of Default has occurred and is continuing, Borrower Representative (which consent shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 9.1(a), the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender." In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, however, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

b. Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

c. Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Revolving Notes or other Obligations owed to such Lender.

d. Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(c).

e. Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

f. So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with Section 1.15(a).

g. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Agent and Borrowers, the option to provide to Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrowers and Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

9.2. Appointment of Agent

. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

If Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.

9.3. Agent's Reliance, Etc.

Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

9.4. GE Capital and Affiliates

. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans and GE Capital as Agent.

9.5. Lender Credit Decision

. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

9.6. Indemnification

. Lenders hereby agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrowers and/or the other Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

9.7. Successor Agent

. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative unless such Agent is a Lender as of the Closing Date, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

9.8. Setoff and Sharing of Payments

. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without prior notice to any Credit Party or to any Person other than Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Credit Party (regardless of whether such balances are then due to such Credit Party) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Credit Party against and on account of any of the Obligations which are not paid when due. Any Lender exercising a right to offset or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Lender's obligations under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Each Credit Party that is a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

a. Advances; Payments

. (i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii) Not less than once during each calendar week or more frequently at Agent's election (each, a "Settlement Date"), Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender or Agent in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

b. Availability of Lender's Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

c. Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

d. Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders," "Requisite Revolving Lenders" or "Supermajority Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower Representative's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

e. Dissemination of Information. Agent will endeavor to use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

f. Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

10. SUCCESSORS AND ASSIGNS

10.1 Successors and Assigns

. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

11.1. Complete Agreement; Modification of Agreement

. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter, fee letter (other than the GE Capital Fee Letter) and/or confidentiality agreement between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement. Notwithstanding the foregoing, the GE Capital Fee Letter and the GE Capital Syndication Letter (including any market flex provisions contained therein) shall survive the execution and delivery of this Agreement, shall continue to be binding obligations of the parties and shall not be superceded by this Agreement.

11.2. Amendments and Waivers

. a. Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

b. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of Borrowing Base or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts, Eligible Inventory set forth in Sections 1.6 and 1.7, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Revolving Lenders and Borrowers. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrowers.

c. No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased and may be approved by Requisite Lenders, including those Lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than prepayment dates of mandatory prepayments under Section 1.3(b)(ii)-(iv)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise contemplated herein or in the other Loan Documents (including in connection with dispositions of Collateral by any Credit Party permitted herein or in the other Loan Documents), release, or permit any Credit Party to sell or otherwise dispose of, all or substantially all of the Collateral (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders," "Requisite Revolving Lenders" or "Supermajority Revolving Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

d. If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

(i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as a "Non-Consenting Lender"), or

(ii) requiring the consent of Supermajority Revolving Lenders, the consent of Requisite Revolving Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained, or

(iii) requiring the consent of Requisite Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained, or

(iv) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

e. Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

11.3. Fees and Expenses

. Borrowers shall reimburse Agent for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrower shall reimburse Agent (and, with respect to clauses (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants, auditors and appraisers) for advice, assistance, or other representation in connection with:

(a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of the Loans;

(b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all Credit Parties or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

(c) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

(d) any work-out or restructuring of the Loans during the pendency of one or more Events of Default; and

(e) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services. Additionally, Borrowers shall pay Agent, for Agent's sole account, as reimbursement for costs incurred, a Fee of $750 per day per individual (plus all out-of-pocket costs and expenses) in connection with Lender's field examinations permitted under Section 1.14(a) and in the Collateral Documents. Such amount and expenses shall be charged against the Revolving Loan in connection with each field audit conducted, whether before or after the Closing Date.

11.4. No Waiver

. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

11.5. Remedies

. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

11.6. Severability

. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

11.7. Conflict of Terms

. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.8. Confidentiality

. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Agent or such Lender.

11.9. GOVERNING LAW

. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

11.10. Notices

. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated on Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

11.11. Section Titles

. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.12. Counterparts

. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

11.13. WAIVER OF JURY TRIAL

. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.14. Press Releases

. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement using Borrower's name, product photographs, logo or trademark. Agent or such Lender shall provide a draft of any advertising material to Borrower Representative for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrower Representative's consent which shall not be unreasonably withheld or delayed.

11.15. Reinstatement

. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.16. Advice of Counsel

. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

11.17. No Strict Construction

. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12. CROSS-GUARANTY

12.1 Cross-Guaranty

. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

(c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

(d) the insolvency of any Credit Party; or

(e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

12.2 Waivers by Borrowers

. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

      Benefit of Guaranty

      . Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

      Waiver of Subrogation, Etc.

      Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

      Election of Remedies

      . If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

      Limitation

. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

(b) the amount that could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12.7.

12.7 Contribution with Respect to Guaranty Obligations.

(a) To the extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

12.8 Liability Cumulative

. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[Remainder of Page Intentionally Blank.
Signature pages follow.]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWERS:

ASTEC INDUSTRIES, INC.,

a Tennessee corporation,

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

ASTEC, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

HEATEC, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

CEI ENTERPRISES, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

ASTEC SYSTEMS, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

TELSMITH, INC.,

a Delaware corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

KOLBERG - PIONEER, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

JOHNSON CRUSHERS INTERNATIONAL, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

SUPERIOR INDUSTRIES OF MORRIS, INC.,

a Minnesota corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

BREAKER TECHNOLOGY, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

PRODUCTION ENGINEERED PRODUCTS, INC.,

a Nevada corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

CARLSON PAVING PRODUCTS, INC.,

a Washington corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

ROADTEC, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

TRENCOR, INC.,

a Texas corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

AMERICAN AUGERS, INC.,

a Delaware corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

AI DEVELOPMENT GROUP, INC.,

a Minnesota corporation

By: /s/ Stanley W. Wolf

Name: Stanley W. Wolf

Title: Sec/Tres

AI ENTERPRISES, INC.,

a Minnesota corporation

By: /s/ William Meek

Name: William Meek

Title: Sec/Tres

ASTEC HOLDINGS, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

ASTEC INVESTMENTS, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

ASTEC TRANSPORTATION, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: Treasurer

RI PROPERTIES, INC.,

a Minnesota corporation

By: /s/ William Meek

Name: William Meek

Title: Sec/Tres

TI SERVICES, INC.,

a Minnesota corporation

By: /s/ William Meek

Name: William Meek

Title: Sec/Tres

AGENT:

GENERAL ELECTRIC CAPITAL
CORPORATION

By: /s/ C. Mark Smith

Duly Authorized Signatory

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ C. Mark Smith

Duly Authorized Signatory

ANNEX A (Recitals)

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of the Agreement:

"Account Debtor" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including payment intangibles).

"Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment owing to any Credit Party for property sold, leased, rented, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security and guarantees of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

"Advance" shall mean any Revolving Credit Advance or Swing Line Advance, as the context may require.

"Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

"Agent" shall mean GE Capital in its capacity as Agent for Lenders, or its successor appointed pursuant to Section 9.7.

"Agreement" shall mean the Credit Agreement by and among Borrower, the other Credit Parties named therein, GE Capital, as Agent and Lender and the other Lenders signatory from time to time to the Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

"AHI" shall have the meaning assigned to it in the preamble to this Agreement.

"Airplane" shall mean the Falcon 10 model aircraft manufactured by Dassault Breguet and owned by Astec Industries.

"Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

"Applicable Inventory Advance Rate" shall mean, as to each category of Inventory set forth below, the applicable advance rate percentage set forth below which corresponds thereto:

Category of Inventory:	Applicable Advance Rate Percentage:
Raw Material Inventory	40%
Work-In-Progress Inventory	20%
New Finished Goods Inventory held primarily for sale to customers in the ordinary course of business	65%
Used Finished Machinery Inventory held primarily for sale to customers in the ordinary course of business	50%
New or Used Finished Machinery Inventory held primarily for rental to customers in the ordinary course of business	50%

"Applicable L/C Margin" shall mean the applicable per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

"Applicable Margins" shall mean collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Revolver Index Margin, the Applicable Revolver LIBOR Margin, the Applicable Term Loan Index Margin, and the Applicable Term Loan LIBOR Margin.

"Applicable Revolver Index Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

"Applicable Revolver LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

"Applicable Term Loan Index Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan, as determined by reference to Section 1.5(a) of the Agreement.

"Applicable Term Loan LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan, as determined by reference to Section 1.5(a) of the Agreement.

"Applicable Unused Line Fee Margin" shall mean the per annum fee, from time to time in effect, payable in respect to Borrower's non-use of committed funds pursuant to Section 1.9(b), which fee is determined by reference to Section 1.5(a).

"Approved Appraiser" shall mean an appraiser selected by Agent.

"Assignment Agreement" shall have the meaning assigned to it in Section 9.1(a).

"Astec Industries" shall have the meaning ascribed thereto in the preamble to the Agreement.

"Bankruptcy Code" shall mean the provisions of Title 11 of the United States Code 11 U.S.C. Sections101 et seq.

"Blocked Accounts" has the meaning ascribed to it in Annex C.

"Borrowers" and "Borrower" shall have the respective meanings ascribed thereto in the preamble to the Agreement.

"Borrower Accounts" shall have the meaning assigned to it in Annex C.

"Borrower Pledge Agreement" shall mean the Pledge Agreement of even date herewith executed by Borrowers in favor of Agent, on behalf of itself and Lenders, pledging (a) all Stock of each Borrower (other than Stock issued by Astec Industries) and its respective domestic Subsidiaries, (b) sixty-five percent (65%) of all Stock of each foreign Subsidiary of each Borrower or any of its Subsidiaries, and (c) all Intercompany Notes owing to or held by it.

"Borrower Representative" shall mean Astec Industries in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(d).

"Borrowing Availability" means as of any date of determination (a) as to all Borrowers, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case, less the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding, or (b) during any Separate Borrowing Base Period, as to an individual Borrower, the lesser of (i) the Maximum Amount less the sum of the Revolving Loan and Swing Line Loan outstanding to all other Borrowers and (ii) that Borrower's separate Borrowing Base, less the sum of the Revolving Loan and Swing Line Loan outstanding to that Borrower; provided, that an Overadvance made in accordance with Section 1.1(a)(iii) may cause the Revolving Loan and the Swing Line Loan to exceed the Borrowing Base or a Borrower's separate Borrowing Base, as applicable, by the amount of such permitted Overadvance.

"Borrowing Base" shall mean, as to any Borrower, as of any date of determination by Agent, from time to time and without duplication, an amount equal to the sum at such time of:

      up to eighty-five percent (85%) of the book value of each Borrower's Eligible Accounts at such time; plus up to the lesser of:

(i) up to the sum of the products of (A) each Applicable Inventory Advance Rate multiplied by (B) the book value of each Borrower's Eligible Inventory of each category which corresponds to such Applicable Inventory Advance Rate in the definition thereof, valued on a first-in, first-out basis (at the lower of cost or market); and

(ii) up to eighty-five percent (85%) of the amount realizable upon an orderly liquidation value of each Borrower's Eligible Inventory, net of transaction costs and expenses, as determined by an Approved Appraiser; minus

(c) all Reserves;

Provided, however, that at all times other than during a Separate Borrowing Base Period (i) Borrowing Base shall be computed on a combined basis for all Borrowers and (ii) all references to "Borrowing Base" in this Agreement shall mean the aggregate of the Borrowing Bases of all Borrowers as computed on a combined basis for all Borrowers.

"Borrowing Base Certificate" shall mean a certificate to be executed and delivered from time to time by each Borrower in the form attached to the Agreement as Exhibit 4.1(b).

"Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

"Canadian Credit Agreement" shall mean that certain Credit Agreement, dated as of the date hereof, by and between Breaker Technology Ltd. and General Electric Capital Canada Inc.

"Canadian Facility" shall mean the revolving loans made available to Breaker Technology Ltd. by General Electric Capital Canada Inc. pursuant to that certain Credit Agreement dated as of the date hereof.

"Canadian Facility Documents" shall mean all documents and agreements entered into in connection therewith.

"Canadian Facility Guaranty" shall mean the Guaranty of even date herewith executed by each Borrower in favor of General Electric Capital Canada Inc. guaranteeing the indebtedness, liabilities and obligations under the Canadian Facility.

"Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for assets which are required to be included in or reflected as property, plant and equipment assets, fixed assets or improvements, or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP; provided, however, that Capital Expenditures shall not include any Eligible Inventory held for resale or rental.

"Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

"Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

"Cash Collateral Account" has the meaning ascribed to it in Annex B.

"Cash Equivalents" has the meaning ascribed to it in Annex B.

"Cash Management Systems" shall have the meaning assigned to it in Section 1.8.

"Change of Control" shall mean any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the issued and outstanding shares of capital Stock of Astec Industries having the right to vote for the election of directors of Astec Industries under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Astec Industries (together with any new directors whose election by the board of directors of Astec Industries or whose nomination for election by the stockholders of Astec Industries was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, (c) Astec Industries shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of any one or more of the Credit Parties or (d) any one or more Credit Parties shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of any of its respective Subsidiaries.

"Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

"Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

"Closing Date" shall mean May 14, 2003.

"Closing Checklist" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

"Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

"Collateral" shall mean the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

"Collateral Documents" shall mean the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

"Collateral Reports" shall mean the reports with respect to the Collateral referred to in Annex F.

"Collection Account" shall mean that certain account of Agent, account number 502-328-54 in the name of Agent at DeutscheBank Trust Company Americas in New York, New York, ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the "Collection Account."

"Commitment Termination Date" shall mean the earliest of (a) May 14, 2007, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving Loan Commitment and the Swing Line Commitment to zero dollars ($0).

"Commitments" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitments, which aggregate commitment shall be One Hundred Forty-Five Million Dollars ($145,000,000) on the Closing Date, as to each clause (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

"Compliance Certificate" shall have the meaning assigned to it in Annex E.

"Concentration Accounts" shall have the meaning assigned to it in Annex C.

"Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

"Control Letter" shall mean a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, or (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to Agent, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

"Copyright License" shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

"Copyright Security Agreements" shall mean the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

"Copyrights" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

"Credit Parties" shall mean, each of the Borrowers, each of the respective Subsidiaries of each of them, and each of the Guarantors.

"Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

"Default Rate" shall have the meaning assigned to it in Section 1.5(d).

"Deposit Accounts" shall mean all "deposit accounts" as such term is defined in the Code, now owned or hereafter acquired or held by or in the name of any Credit Party.

"Disbursement Accounts" shall have the meaning assigned to it on Annex C.

"Disclosure Schedules" shall mean the Schedules prepared by Borrower and denominated as Disclosure Schedules 1.4 through 6.8 and A, A-1 and A-2 in the Index to the Agreement.

"Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

"Dollars" or "$" shall mean lawful currency of the United States of America.

"EBITDA" shall mean, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period determined in accordance with GAAP and such other gains as are determined to be extraordinary for this purpose by Agent in its sole discretion, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense and any letter of credit fees (without duplication), (iii) loss from extraordinary items for such period determined in accordance with GAAP and such other losses as are determined to be extraordinary for this purpose by Agent in its sole discretion (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, (vii) any non-cash write-off of any existing Indebtedness loan costs for such period, (viii) any loss on the Bank One Interest Rate Swap Agreement (but not to exceed $1,000,000) for such period, (ix)losses for such period from sales of Real Estate (that are permitted under this Agreement, and (ix) the cost of the Make-Whole Obligations for such period payable in connection with the refinancing of the Private Placement Notes. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

"Eligible Accounts" shall have the meaning assigned to it in Section 1.6 of the Agreement.

"Eligible Inventory" shall have the meaning assigned to it in Section 1.7 of the Agreement.

"Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Section 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

"Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

"Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

"Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

"ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

"ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) with respect to a Title IV Plan, any event described in Section 4043(c) of ERISA for which notice to the PBGC has not been waived; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan in a distress termination described in Section 4041(c) or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) with respect to a Title IV Plan, the existence of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of the ERISA) whether or not waived, or the failure by any Credit Party or ERISA Affiliate to make by its due date a required installment under Section 412(m) of the Code or the failure to make any required contribution to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to a Title IV Plan; (h) the making of any amendment to any Title IV Plan which could result in the imposition of a lien or the posting of a bond or other security; (i) with respect to a Title IV Plan an event described in Section 4062(e) of ERISA; (j) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

"ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

"Event of Default" shall have the meaning assigned to it in Section 8.1.

"Excess Cash Flow" shall mean, without duplication, with respect to any Fiscal Year of Borrower and its Subsidiaries, consolidated net income plus (a) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, minus (b) Capital Expenditures during such Fiscal Year (excluding the financed portion thereof and excluding any Capital Expenditures in such Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to clause (a) of Annex G), minus (c) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Indebtedness, plus or minus (as the case may be), (d) extraordinary gains or losses which are cash items not included in the calculation of net income, minus (e) mandatory prepayments paid in cash pursuant to Section 1.3 other than mandatory prepayments made pursuant to Sections 1.3(b)(i), 1.3(b)(iv) or 1.3(d), plus (f) taxes deducted in determining consolidated net income to the extent not paid for in cash.

"Fair Labor Standards Act" shall mean the Fair Labor Standards Act, 29 U.S.C.Section 201 et seq.

"Fair Salable Balance Sheet" shall mean a balance sheet of Borrower prepared in accordance with Section 3.4(d).

"Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive.

"Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System, or any successor thereto.

"Fees" shall mean any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

"Financial Statements" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 and Annex E.

"Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

"Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower, ending on or about March 31, June 30, September 30 and December 31 of each year.

"Fiscal Year" shall mean any of the annual accounting periods of Borrower ending on December 31 of each year.

"Fixed Charges" shall mean, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period but excluding any non-cash interest on the Make-Whole Obligation and any non-cash write-off or amortization of existing indebtedness loan costs for such period, plus (b) scheduled payments of principal with respect to Funded Debt during such period, plus (c) scheduled payments with respect to Capital Lease Obligations during such period, plus (d) cash taxes during such period.

"Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of EBITDA less Capital Expenditures (excluding the initial purchase price of Borrower's Louden, Tennessee facility in the aggregate amount of $11,512,000 to Fixed Charges.

"Fixtures" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

"Funded Debt" shall mean, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender of lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations, subordinated indebtedness and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons (other than recourse obligations of Borrowers to a purchaser of the Lease Portfolio in a sale thereof which is permitted under this Agreement and the guaranties referred to in Section 6.6(e)).

"GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to the Agreement.

"GE Capital" means General Electric Capital Corporation, a Delaware corporation.

"GE Capital Fee Letter" shall mean that certain letter, dated as of May 14, 2003, between GE Capital and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to GE Capital and other matters set forth therein.

"GE Capital Syndication Letter" shall mean that certain letter, dated as of May 14, 2003, between GE Capital and Borrowers with respect to certain matters pertaining to the syndication of the Loans and the Letters of Credit Obligations (including Agent's right to change pricing, terms, amount, maturity, amortization, collateral, and fees and to make structural changes and other changes to the Loans and this Agreement and the other Loan Documents).

"General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

"Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Grapevine, Texas Real Estate" shall mean the Real Estate owned by Trencor located in Grapevine, Texas that is commonly known as 1400 East Highway 26, Grapevine, Texas.

"Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

"Guaranties" shall mean, collectively, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

"Guarantors" shall mean each Subsidiary of Borrower (other than Astec Insurance Company, a Vermont corporation, Astec Export Company, Inc., a corporation formed in Barbados, Breaker Technology Ltd., an Ontario corporation, and Osborn Engineered Products SA (PTM) Ltd., a South African corporation, each Borrower, and each other Person, if any, which executes a guarantee or other similar agreement in favor of Agent in connection with the transactions contemplated by the Agreement and the other Loan Documents.

"Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

"Indebtedness" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments (including the Make-Whole Obligation), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above of such Person or of any other Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

"Indemnified Liabilities" shall have the meaning assigned to it in Section 1.13.

"Indemnified Person" has the meaning ascribed to in Section 1.13.

"Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "prime" (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

"Index Rate Loan" shall mean a Loan or portion thereof bearing interest by reference to the Index Rate.

"Instruments" shall mean any and every "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

"Intercompany Notes" shall have the meaning assigned to it in Section 6.3.

"Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

"Interest Payment Date" shall mean (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

"Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale, rental or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies and embedded software.

"Investment Property" shall mean all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Credit Party; (iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

"IRC" shall mean the Internal Revenue Code of 1986 as amended and all regulations promulgated thereunder.

"IRS" shall mean the Internal Revenue Service.

"L/C Issuer" shall have the meaning assigned to such term in Annex B.

"L/C" Sublimit" shall have the meaning ascribed to it in Annex B.

"Lease Expenses" shall mean, with respect to any Person for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP which are payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

"Lease Portfolio" shall mean the equipment leases and related rights and obligations of Astec Financial Services, Inc., as lessor thereunder, which were originated by Astec Financial Services, Inc., and are described in Exhibit A-1 attached hereto.

"Lenders" shall mean GE Capital, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

"Letter of Credit Fee" has the meaning ascribed thereto in Annex B.

"Letter of Credit Obligations" shall mean all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent or Lenders thereupon or pursuant thereto.

"Letters of Credit" shall mean documentary or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

"LIBOR Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

"LIBOR Loan" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

"LIBOR Period" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower Representative's irrevocable notice to Agent as set forth in Section 1.5(e); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

(a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

(c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e) Borrower Representative shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

"LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by Agent equal to:

(a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board which are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service (or its successor satisfactory to Agent), the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

"License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

"Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

"Litigation" shall have the meaning assigned to it in Section 3.13.

"Loan Account" shall have the meaning assigned to it in Section 1.12.

"Loan Documents" shall mean the Agreement, the Notes, the Collateral Documents, the Master Standby Agreement, the Master Documentary Agreement, the Canadian Facility Documents, the Canadian Facility Guaranty and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or the Loan Document as the same may be in effect at any and all times such reference becomes operative.

"Loans" shall mean the Revolving Loan, the Swing Line Loan and the Term Loan.

"Lock Boxes" shall have the meaning ascribed to it in Annex C.

"Make-Whole Obligation" shall have the meaning assigned to it in Section 1.3(b)(ii).

"Margin Stock" shall have the meaning ascribed to in Section 3.10.

"Master Documentary Agreement" means the Master Agreement for Documentary Letters of Credit dated as of the Closing Date between Borrowers, as Applicant(s), and GE Capital, as Issuer.

"Master Standby Agreement" means the Master Agreement for Standby Letters of Credit dated as of the Closing Date among Borrowers, as Applicant(s), and GE Capital, as Issuer.

"Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties taken as a whole, (b) Borrowers' ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

"Maximum Amount" shall mean, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders.

"Mequon Financing Statement" shall have the meaning assigned to it in the definition of Mequon Industrial Revenue Bond Lien.

"Mequon Industrial Revenue Bond Lien" shall mean Liens in favor of M & I Marshall & Isley Bank as disclosed by that certain financing statement number 1410029 filed with the Wisconsin Secretary of State naming Tel-Smith, Inc., as Debtor, and M & I Marshall & Isley Bank, as Secured Party (the "Mequon Financing Statement"), and securing only Indebtedness in a principal amount which does not exceed $1,500,000 in the Aggregate outstanding that was incurred pursuant to the $6,000,000 City of Mequon, Wisconsin, Variable Rate Demand Industrial Bond, Series 1994.

"Mequon Industrial Revenue Bond Lien Amendment" shall mean an amendment to the Mequon Financing Statement, in form and substance satisfactory to Agent in its sole discretion, releasing such collateral as is currently described thereon so that the only remaining collateral on such financing statement shall be the enumerated list of specific items of equipment set forth thereon as of the Closing Date.

"Minimum Borrowing Availability Reserve" shall mean $7,500,000.

"Mortgaged Properties" shall have the meaning assigned to it in Annex D.

"Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Mortgaged Properties, all in form and substance satisfactory to Agent.

"Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

"Non-Funding Lender" shall have the meaning assigned to it in Section 9.9(a)(ii).

"Notes" shall mean the Revolving Notes, the Swing Line Notes and the Term Notes, collectively.

"Notice of Conversion/Continuation" shall have the meaning assigned to it in Section 1.5(e).

"Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

"Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, letter of credit reimbursement obligations, hedging obligations under swaps, caps and collar arrangements provided by any Lender, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

"Overadvance" has the meaning ascribed to it in Section 1.1(a)(iii).

"Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

"Patent Security Agreements" shall mean the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

"Patents" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

"Payoff Documents" shall mean those items described in paragraph F in Annex D.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

"Pension Plan" means a Plan described in Section 3(2) of ERISA.

"Permitted Breaker Technology Ltd. Intercompany Loans and Advances" shall mean intercompany loans and advances made by AHI to Breaker Technology Ltd. subsequent to the Closing Date which shall be in an amount not to exceed the lesser of (a) the aggregate amount of loans or advances, including loans or advances outstanding on the Closing Date as disclosed on Schedule A-2, repaid by Breaker Technology Ltd. to AHI after the Closing Date, and (b) the Borrowing Base (as such term is defined in the Canadian Credit Agreement) with respect to Breaker Technology Ltd.; provided that (i) Breaker Technology Ltd. shall have executed and delivered to AHI, on the Closing Date, a demand note to evidence any such intercompany Indebtedness owing at any time by Breaker Technology Ltd. to AHI, which intercompany notes shall be in form and substance satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (ii) AHI and Breaker Technology Ltd. shall record all intercompany transactions on its books and records in a manner satisfactory to Agent; (iii) the obligations of Breaker Technology Ltd. under any such intercompany notes shall be subordinated to the Obligations in a manner satisfactory to Agent; (iv) at the time any such intercompany loan or advance is made by AHI to Breaker Technology Ltd. and after giving effect thereto, AHI and Breaker Technology Ltd. shall be Solvent; (v) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; and (vi) and if any intercompany loans or advances are advanced during a Separate Borrowing Base Period, AHI shall have Borrowing Availability under its separate Borrowing Base after giving effect to such intercompany loans.

"Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereinafter created Liens in favor of Agent, on behalf of Lenders; and (j) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement.

"Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

"Plan" shall mean, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 7 years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

"Pledge Agreements" shall mean, collectively, the Borrower Pledge Agreement and any pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

"Prior Lender" shall mean collectively, Bank One, NA, American United Life Insurance Company, United of Omaha Life Insurance Company, Companion Life Insurance Company, The Guardian Life Insurance Company of America, The Guardian Insurance & Annuity Company, Inc., Fort Dearborn Life Insurance Company, National Life Insurance Company, Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Unum Life Insurance Company, Teachers Insurance and Annuity Association of America, Life Insurance Company of The Southwest, Berkshire Life Insurance Company of America.

"Prior Lender Credit Agreements" shall mean collectively, (a) that certain Credit Agreement dated as of September 10, 2001 (as amended and in effect immediately prior to the date hereof), by and among Astec Industries, Astec Financial Services, Inc., the lenders a party thereto, and Prior Lender, as agent and (b) those certain separate Note Purchase Agreements each dated as of September 10, 2001 (as amended and in effect immediately prior to the date hereof) by and among Astec Industries, Astec Financial Services, Inc. and the purchasers named on Schedule A attached thereto.

"Prior Lender Credit Documents" shall mean the Prior Lender Credit Agreements and all other documents executed in connection therewith.

"Prior Lender Obligations" shall mean all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to any and all Prior Lenders, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Prior Lender Credit Agreement or any of the other Prior Lender Credit Documents.

"Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral, and (g) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

"Pro Forma" shall mean the unaudited consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of March 31, 2003 after giving pro forma effect to the Related Transactions.

"Projections" shall mean Borrowers' forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, and otherwise consistent with the historical Financial Statements of the Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

"Pro Rata Share" shall mean with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender, by (ii) the aggregate Revolving Loan Commitments of all Lenders, (b) with respect to the Term Loan(s), the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (c) with respect to all Loans prior to the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

"Public Offering" shall mean a firm underwritten public offering of common stock registered on form S-1, S-2 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

"Qualified Plan" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

"Qualifying Equity" shall mean any shares, units or interests of equity securities or ownership interests of Astec Industries that by their terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event or otherwise (A) are not convertible or exchangeable for Indebtedness or any securities that are not Qualifying Equity, (B) (i) do not mature and (ii) are not putable or redeemable at the option of the holder thereof, in each case under clause (i) or (ii) in whole or in part on or prior to the date one (1) year after the later of the end of the Term or the actual payment in full in cash of the Obligations, (C) do not have payments of dividends on or prior to the date one (1) year after the later of the end of the Term or the actual payment in full of the Obligations, (D) are unsecured and by operation of law or by legally binding agreement are subordinated in right of repayment, Liens, security and remedies to all of the Obligations and to all of Agent's and Lenders' rights, Liens and remedies, (E) do not have any veto or supermajority voting rights or approval rights with respect to any issues, and (F) are not sold, issued or otherwise transferred in connection with or as a part of a public offering.

"Real Estate" shall have the meaning assigned to it in Section 3.6.

"Refinancing" shall mean the repayment in full by Borrower of the Prior Lender Obligations on the Closing Date.

"Refunded Swing Line Loan Related Transactions" shall have the meaning assigned to it in Section 1.1(c)(iii).

"Related Transactions" shall mean the initial borrowing under the Revolving Loan and the Term Loan on the Closing Date, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

"Related Transactions Documents" shall mean the Loan Documents and all other agreements or instruments executed in connection with the Related Transactions.

"Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

"Requisite Lenders" shall mean (a) Lenders having more than fifty percent (50%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than fifty percent (50%) of the aggregate outstanding amount of all Loans. For purposes of this definition, the "Commitments" and the "Loans" shall be deemed to include the "Revolving Loan Commitment" (as defined in the Canadian Credit Agreement) and the "Revolving Loan" (as defined in the Canadian Credit Agreement) of General Electric Capital Canada Inc. under the Canadian Credit Agreement as if the same were additional Commitments and additional Loans made by GE Capital pursuant to this Agreement.

"Requisite Revolving Lenders" shall mean (a) Lenders having more than fifty percent (50%) of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Loan. For purposes of this definition, the "Revolving Loan Commitments" and the "Revolving Loan" shall be deemed to include the "Revolving Loan Commitment" (as defined in the Canadian Credit Agreement) and the "Revolving Loan" (as defined in the Canadian Credit Agreement) of General Electric Capital Canada Inc. under the Canadian Credit Agreement as if the same were additional Revolving Loan Commitments and additional Revolving Loans made by GE Capital pursuant to this Agreement.

"Reserves" shall mean (a) reserves established by Agent from time to time against Eligible Inventory pursuant to Section 5.9, (b) reserves established pursuant to Section 5.4(c), (c) the Minimum Borrowing Availability Reserve, (d) reserves established by Agent from time to time in an amount equal to the amount by which the Term Loan exceeds the sum of (x) 85% of the appraised orderly liquidation value of Borrower's Equipment and (y) 50% of the appraised fair market value of the Term Loan Real Estate, such values shall be based on the most recent appraisal thereof conducted by an Approved Appraiser, (e) reserves established by Agent in an amount up to $300,000 with respect to the Mequon Industrial Revenue Bond Lien, provided that, if on or before ninety (90) days after the Closing Date, Agent has not been provided with evidence of the Mequon Industrial Revenue Bond Lien Amendment, then such reserve shall be in an amount equal to the outstanding amount of the Mequon Industrial Revenue Bond (such reserves to be released upon the termination of the Mequon Industrial Revenue Bond Lien), and (f) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability of Borrower which Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

"Restricted Payment" shall mean, with respect to any Credit Party, (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Indebtedness that is subordinate (by contract or otherwise) to all or any portion of the Obligations (including the Make-Whole Obligation); (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or their Affiliates.

"Retiree Welfare Plan" shall mean, at any time, a "welfare plan" (within the meaning of Section 3(1) of ERISA), that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.

"Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a)(i).

"Revolving Lenders" shall mean, as of any date of determination, Lenders having a Revolving Loan Commitment.

"Revolving Loan" shall mean, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrowers plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers or any of the other Credit Party. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

"Revolving Loan Commitment" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be One Hundred Seven Million Five Hundred Thousand Dollars ($107,500,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

"Revolving Note" shall have the meaning assigned to it in Section 1.1(a)(ii).

"Security Agreement" shall mean the Security Agreement of even date herewith entered into among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

"Separate Borrowing Base Period" means any period for which Agent has notified Borrower Representative that Agent will require Borrowing Availability to be determined for any one or more Borrowers by reference to such Borrower's separate Borrowing Base, which notice may only be given by Agent at any time upon or after the earliest of (a) the failure of Borrowers at any time to maintain Borrowing Availability of at least $0 or (b) the occurrence of any Event of Default.

"Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

"Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

"Stockholder" means, with respect to any Person, each holder of Stock of such Person.

"Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

"Subsidiary Guaranty" shall mean the Subsidiary Guaranty of even date herewith executed by each domestic Subsidiary of Borrower in favor of Agent, on behalf of itself and Lenders.

"Successful Syndication" shall have the meaning assigned to it in the GE Capital Syndication Letter.

"Supermajority Revolving Lenders" shall mean (a) Lenders having eighty percent (80%) or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, eighty percent (80%) or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations. For purposes of this definition, the "Revolving Loan Commitments" and the "Revolving Loan" shall be deemed to include the "Revolving Loan Commitment" (as defined in the Canadian Credit Agreement) and the "Revolving Loan" (as defined in the Canadian Credit Agreement) of General Electric Capital Canada Inc. under the Canadian Credit Agreement as if the same were additional Revolving Loan Commitments and additional Revolving Loans made by GE Capital pursuant to this Agreement.

"Swing Line Advance" has the meaning assigned to it in Section 1.1(c)(i).

"Swing Line Availability" has the meaning assigned to it in Section 1.1(c)(i).

"Swing Line Commitment" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

"Swing Line Lender" shall mean GE Capital.

"Swing Line Loan" shall mean, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to any Borrower or to all Borrowers.

"Swing Line Note" has the meaning assigned to it in Section 1.1(c)(ii).

"Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or any political subdivision thereof.

"Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) none of Borrowers shall have any further right to borrow any monies under the Agreement.

"Term Lenders" shall mean those Lenders having Term Loan Commitments.

"Term Loan" shall have the meaning assigned to it in Section 1.1(b)(i).

"Term Loan Commitment" shall mean (a) as to any Lender with a Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan Commitment, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) on the Closing Date, as to each of clauses (a) and (b), as such Term Loan Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

"Term Loan Real Estate" shall mean the Real Estate of Borrowers set forth on Schedule 6.8.

"Term Note" has the meaning assigned to it in Section 1.1(b)(i).

"Third Party Interactives" shall mean all Persons with whom any Credit Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

"Title IV Plan" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

"Trademark Security Agreements" shall mean the Trademark Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

"Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

"Trademarks" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

"Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX B (Section 1.2)

to

CREDIT AGREEMENT

LETTERS OF CREDIT

(a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower and for such Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer") for such Borrower's account and guaranteed by Agent; provided, however, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Thirty Million Dollars ($30,000,000) (the "L/C Sublimit"), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. Furthermore, during any Separate Borrowing Base Period, the aggregate amount of any Letter of Credit Obligations incurred on behalf of any Borrower shall not at any time exceed such Borrower's separate Borrowing Base less the aggregate principal balance of the Revolving Credit Advances and the Swing Line Loan to such Borrower. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof (other than Letters of Credit securing an Industrial Development Bond), and neither Agent nor Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Commitment Termination Date.

(b) (i) Advances Automatic; Participations. In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to the applicable Borrower under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding any Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

(ii) If it shall be illegal or unlawful for any Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (A) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

(c) Cash Collateral. If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement, including Section 8.2 of the Agreement, prior to the Commitment Termination Date, each Borrower will pay to Agent for the ratable benefit of itself and Revolving Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of such Borrower. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of the applicable Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

From time to time after funds are deposited in the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by such Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of such Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of such Borrower, to any other Obligations of any Borrower then due and payable.

No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the benefit of Agent.

(d) Fees and Expenses. Borrowers agree to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(e) Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Agent at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary and the Borrower to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guarantied, and to the extent not previously delivered to Agent, copies of all agreements between Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit, and a completed Application for Standby Letter of Credit or Application for Documentary Letter of Credit, as applicable, in the form of Exhibit B-1 or B-2 attached hereto. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent and the L/C Issuer.

(f) Obligation Absolute. The obligation of Borrowers to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii) the existence of any claim, setoff, defense or other right which any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

(v) any other circumstance or event whatsoever, which is similar to any of the foregoing; or

(vi) the fact that a Default or an Event of Default has occurred and is continuing.

(g) Indemnification; Nature of Lenders' Duties. (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

(ii) As between Agent and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

(iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer, including a Master Documentary Agreement or a Master Standby Agreement entered into with Agent.

ANNEX C (Section 1.8)

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CREDIT AGREEMENT

CASH MANAGEMENT SYSTEMS

Each Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

(a) On or before the Closing Date and until the Termination Date, each Borrower shall (i) establish lock boxes ("Lock Boxes") or at Agent's discretion, blocked accounts ("Blocked Accounts") at one or more of the banks set forth in Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into one or more Blocked Accounts in such Borrower's name or in such Subsidiary's name and at a bank identified on Disclosure Schedule (3.19) (each, a "Relationship Bank"). On or before the Closing Date, each Borrower shall have established a concentration account in its name (each a "Concentration Account" and collectively, the "Concentration Accounts") at the bank or banks which shall be designated as the Concentration Account bank for each such Borrower on Disclosure Schedule (3.19) (each a "Concentration Account Bank" and collectively, the "Concentration Account Banks"), which banks shall be satisfactory to Agent.

(b) Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances made to Borrower pursuant to Section 1.1 for use by Borrower solely in accordance with the provisions of Section 1.4.

(c) On or before the Closing Date (or such later date as Agent shall consent to in writing), each Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the applicable Borrower and Subsidiaries thereof, as applicable, in form and substance acceptable to Agent, which shall become operative on or prior to the Closing Date; provided, however, that, with respect to each such currently existing account that is used solely as either a "petty-cash" account (which has no more than $15,000 in such account at any given time) or a "payroll" account (each as designated on Disclosure Schedule 3.19), the foregoing requirement shall only apply following the occurrence of an Event of Default and the request of Agent. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is located, such bank agrees to forward immediately all amounts in each Blocked Account to such Borrower's Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the applicable Concentration Account and (B) with respect to each Concentration Account Bank, such bank agrees to immediately forward all amounts received in the applicable Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. No Borrower shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

(d) So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account; provided, however, that (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the applicable Borrower or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent. Each Borrower and Subsidiary thereof shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

(e) The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

(f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 of the Agreement and shall be applied (and allocated) by Agent in accordance with Section 1.11 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(g) Each Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with any Borrower (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by any Borrower or any such Related Person, and (ii) within one (1) Business Day after receipt by any Borrower or any such Related Person of any checks, cash or other items or payment, deposit the same into a Blocked Account of the applicable Borrower. Each Credit Party on behalf of itself and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Agent and Lenders. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Blocked Accounts.

ANNEX D (Section 2.1(a))

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CREDIT AGREEMENT

SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

B. Revolving Notes, Swing Line Notes and Term Notes. Duly executed originals of the Revolving Notes, Swing Line Notes and Term Notes for each applicable Lender, dated the Closing Date.

C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

E. Security Interests and Code Filings.

(a) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date).

(b) Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

(c) Control Letters from (i) all issuers of uncertificated securities and financial assets held by each Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of each Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Borrower.

F. Payoff Letter; Termination Statements. Copies of a duly executed payoff letter, in form and substance satisfactory to Agent, by and between all parties to the Prior Lender Credit Documents evidencing repayment in full of all Prior Lender Obligations, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agent, manually signed by the Prior Lender releasing all liens of Prior Lender upon any of the personal property of each Borrower, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Lender Obligations.

G. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Borrower which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

H. Canadian Facility and Subsidiary Guaranties. Guaranties executed by (i) each direct and indirect domestic Subsidiary of Borrower in favor of Agent, for the benefit of Lenders, with respect to the Obligations, and (ii) by each Borrower in favor of General Electric Capital Canada Inc., with respect to the indebtedness, liabilities and obligations of Breaker Technology Ltd. under the Canadian Facility; each in favor of Agent, for the benefit of Lenders.

I. Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from Borrowers, dated the Closing Date, reflecting information concerning Borrowing Base of each of the Borrowers and Eligible Accounts, Eligible Inventory of each Borrower as of a date not more than seven (7) days prior to the Closing Date.

J. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrowers on the Closing Date.

K. Letter of Direction. Duly executed originals of a letter of direction from Borrowers addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Term Loan and the initial Revolving Credit Advance to be requested by Borrower Representative on the Closing Date.

L. Cash Management System; Blocked Account Agreements. Evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of duly executed tri-party blocked account and lock box agreements, satisfactory to Agent, with the banks as required by Annex C.

M. Charter and Good Standing. For each Credit Party, such Person's (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

N. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors [and stockholders], approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

O. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

P. Opinions of Counsel. Duly executed originals of opinions of Alston & Bird, counsel for the Credit Parties, together with any local counsel opinions requested by Agent, each in form and substance satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

Q. Pledge Agreements. Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

R. Accountants' Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with Section 4.2.

S. Appointment of Agent for Service. An appointment of National Registered Agents, Inc. as each Credit Party's agent for service of process.

T. Fee Letter. Duly executed originals of the GE Capital Fee Letter.

U. Syndication Letter. Duly executed originals of the GE Capital Syndication Letter.

V. Officer's Certificate. Agent shall have received duly executed originals of a certificate of a duly authorized officer of each Borrower, dated the Closing Date, stating that, since December 31, 2002 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; (e) before and after giving effect to the transactions contemplated by the Credit Agreement, each Credit Party will be Solvent, and (f) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

W. Waivers. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to Section 5.9.

X. Mortgages. Mortgages covering all of the Real Estate (the "Mortgaged Properties") together with: (a) for all Term Loan Real Estate, title insurance policies, in each case satisfactory in form and substance to Agent, in its sole discretion; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); (c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel satisfactory to Agent, and (d) for all Term Loan Real Estate, on or before the date which is thirty (30) days after the Closing Date, surveys.

Y. [Intentionally Omitted.]

Z. Subordination and Intercreditor Agreements. Agent and Lenders shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Agent, in its sole discretion, as Agent shall have deemed necessary or appropriate with respect to any Indebtedness of any Credit Party.

AA. Environmental Reports. Agent shall have received Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-94 and applicable state requirements, on all of the Real Estate, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers satisfactory to Agent, all in form and substance satisfactory to Agent, in its sole discretion; and Agent shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as Agent shall have requested, and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Agent, authorizing Agent and Lenders to rely on such reports.

BB. Appraisals. Agent shall have received appraisals as to all Equipment and as to each parcel of Real Estate owned by each Credit Party of the Mortgaged Properties, each of which shall be in form and substance satisfactory to Agent.

CC. Audited Financials; Financial Condition. Agent shall have received each Credit Party's final Financial Statements for its Fiscal Year ended December 31, 2002, audited by Ernst & Young LLP. Borrowers shall have provided Agent with its current operating statements, a consolidated and consolidating balance sheet and statement of cash flows, the Pro Forma, Fair Salable Balance Sheet, Projections, and a Borrowing Base Certificate with respect to each Borrower certified by its Chief Financial Officer, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of each Borrower, based on such Pro Forma and Projections, to the effect that (a) such Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of such Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (c) the Projections are based upon estimates and assumptions stated therein, all of which such Borrower believes to be reasonable and fair in light of current conditions and current facts known to such Borrower and, as of the Closing Date, reflect such Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; (d) the Fair Salable Balance Sheet was prepared on the same basis as the Pro Forma, except that Borrowers' assets are set forth therein at their fair salable values on a going concern basis, and the liabilities set forth therein include all contingent liabilities of Borrower stated at the reasonably estimated present values thereof; and (e) containing such other statements with respect to the solvency of such Borrower and matters related thereto as Agent shall request.

DD. Master Standby Agreement. A Master Agreement for Standby Letters of Credit among Borrowers and GE Capital.

EE. Master Documentary Agreement. A Master Agreement for Documentary Letters of Credit between Borrower and Agent.

FF. Canadian Facility Documents. The Canadian Credit Agreement evidencing the Canadian Facility between Breaker Technology Ltd. and General Electric Capital Canada Inc. and all documents and agreements entered into in connection therewith.

GG. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

ANNEX E (Section 4.1(a))

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CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(a) Monthly Financials. To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrowers and their Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such month and for the period then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent and Lenders, simultaneously with the delivery of the financial information as required by this paragraph (a) above, a management discussion and analysis which includes a comparison to budget and the corresponding period in the prior year;

(b) Quarterly Financials. To Agent and Lenders, within sixty (60) days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments), and (c) a copy of Borrower's Form 10-Q with respect to such Fiscal Quarter filed with the Securities and Exchange Commission. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate" showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G which is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis which includes a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year; provided that the Borrowers Forms 10-Q and 10-K filed with the Securities and Exchange Commission shall satisfy this requirement;

(c) Operating Plan. To Agent and Lenders, as soon as available, but not later than fifteen (15) days after the end of each Fiscal Year, an operating plan for Borrower and its Subsidiaries, approved by the Board of Directors of Borrowers, for the following one-year period, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for such period included in such plan and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

(d) Annual Audited Financials. To Agent and Lenders, within one hundred five (105) days after the end of each Fiscal Year, audited Financial Statements for Borrowers and their Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by Ernst & Young LLP or such other an independent certified public accounting firm of national standing or otherwise acceptable to Agent, together with a copy of Borrower's Form 10-K with respect to such Fiscal Year filed with the Securities and Exchange Commission. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Borrowers that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

(e) Management Letters. To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants;

(f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice thereof specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

(g) Notices of Certain Business Actions and Changes of Control. To Agent in writing, as soon as practicable, and in any event not less than sixty (60) prior the occurrence thereof, notice of (i) any sale, dissolution, discontinuance or material reduction of operations of Borrower or any of its Subsidiaries, and (ii) any Change of Control; provided, however, that neither this subparagraph (g) nor any notice provided hereunder shall be construed to constitute Agent's or any Lender's consent to any transaction, occurrence or circumstance referred to herein which is not permitted by other provisions of this Agreement.

(h) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person;

(i) Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Stock of such Person;

(j) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6 of the Agreement;

(j) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $1,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall;

(k) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4 of the Agreement;

(l) Lease Default Notices. To Agent, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may request in its reasonable discretion; and

(m) Lease Amendments. To Agent, copies of all material amendments to real estate leases.

(n) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, request.

ANNEX F (Section 4.1(b))

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CREDIT AGREEMENT

COLLATERAL REPORTS

Borrowers shall deliver or cause to be delivered the following:

(a) To Agent, upon its request, and in no event less frequently than on the twentieth (20th) day after the end of each Fiscal Month (together, upon Agent's request, with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), each of the following:

(i) a Borrowing Base Certificate with respect to each Borrower and the components thereof (including Eligible Accounts and Eligible Inventory by type) of each Borrower, in each case in such detail and accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii) with respect to each Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case in such detail and accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iii) with respect to each Borrower, a monthly trial balance showing Accounts (including receivables and payables) outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days, 91 to 120 days and 121 days or more, in such detail and accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iv) with respect to each Borrower, a monthly roll-forward of Accounts consisting of an opening balance, plus gross sales, plus other gross additions, minus cash collections, minus write-offs, and minus other non-cash credits (dilutive and non-dilutive) and an ending balance, in each case in such detail accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(b) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, (i) a reconciliation of the Accounts trial balance and month-end Inventory reports of each Borrower to such Borrower's general ledger and monthly Financial Statements delivered pursuant to such Annex E, and (ii) month-end reports of the locations of all Inventory of each Borrower comprised of machinery or equipment, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(c) To Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Credit Party thereof has filed in the prior Fiscal Quarter;

(d) Each Borrower, at its own expense, shall deliver to Agent (i) upon Agent's request, and in no event less frequently than once annually, but semi-annually during the first loan year, appraisals of Inventory (including Inventory comprised of machinery or equipment which is held by or on behalf of any Borrower for sale or lease), (ii) at least twice a year at Agent's request, an audit of each Borrower's Accounts and Inventory, each such audit to be conducted by an audit firm selected by Agent or by internal resources of Agent and the results of which shall be satisfactory to Agent, (iii) upon Agent's request, and in no event less frequently than once annually an appraisal of its machinery and equipment, and (iv) upon request by Agent, such other appraisals of its assets as Agent may request, including, but not limited to, appraisals of Real Estate (except that if no Default or Event of Default shall have occurred and be continuing, then appraisals of Real Estate will be required no more frequently than once annually), all such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to Agent; provided, however, that if each time that under section (d)(ii) above audits are to be delivered by each Borrower to Agent (A) no Default or Event of Default is existing or has occurred and is continuing, and (B) for the period of ninety (90) consecutive days immediately preceding the date of determination the average Borrowing Availability for such period is greater than $25,000,000, then Borrower may deliver such audits as are required in section (d)(ii) above once per loan year; and

(e) Such other reports, statements and reconciliations with respect to the Borrowing Base, or the Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

ANNEX G (Section 6.10)

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CREDIT AGREEMENT

FINANCIAL COVENANTS

Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(a) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make any Capital Expenditures that would cause Capital Expenditures during the following periods to exceed, in the aggregate, the amounts set forth opposite such period:

Period	Maximum Capital Expenditures for Period
Closing Date through December 31, 2003	$ 6,250,000
Fiscal Year ending December 31, 2004	$ 9,500,000
Fiscal Year ending December 31, 2005	$11,300,000
Fiscal Year ending December 31, 2006	$10,000,000
Fiscal Year ending December 31, 2007	$10,000,000

provided, that up to 20% of the amount of any Capital Expenditures permitted hereunder (without giving effect to this proviso) but not made during any Fiscal Year may be carried over into the next Fiscal Year and shall increase the amount of Capital Expenditures permitted hereunder for such Fiscal Year (but only such Fiscal Year).

(b) Minimum Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis (i) at the end of each Fiscal Quarter (other than the Fiscal Quarter ending on June 30, 2003), a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.25 to 1.00; and (ii) at the end of the Fiscal Quarter ending on June 30 2003, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.00 to 1.00.

For purposes of determining the EBITDA component of the calculation of the Fixed Charge Coverage Ratio with respect to Borrower and its Subsidiaries on a consolidated basis for the four Fiscal Quarters ending on the covenant measurement date March 31, 2003, June 30, 2003 or September 30, 2003, EBITDA for such four Fiscal Quarters period shall be deemed to be the product of the (i) the actual EBITDA of Borrower and its Subsidiaries for the period commencing on January 1, 2003 and ending on the applicable covenant measurement date, multiplied by (ii) the "annualization factor" set forth below which corresponds to such applicable covenant measurement date:

Applicable Covenant Measurement Date	Annualization Factor
June 30, 2003	2
September 30, 2003	1.333

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" shall mean (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by any Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

ANNEX H (Section 9.9(a))

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CREDIT AGREEMENT

WIRE TRANSFER INFORMATION

Name: General Electric Capital Corporation

Bank: DeutscheBank Trust Company Americas

New York, New York

ABA #: 021001033

Account #: 50232854

Account Name: GECC/CAF Depository

Reference: CFN 5103 Astec US

ANNEX I (Section 11.10)

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CREDIT AGREEMENT

NOTICE ADDRESSES

(A) If to Agent or GE Capital, at:

General Electric Capital Corporation

1100 Abernathy Road, Suite 900

Atlanta, Georgia 30328

Attention: Astec Account Manager

Telecopier No.: (678) 320-8902

Telephone No.: (678) 320-8900

with copies to:

Patton Boggs LLP

2001 Ross Avenue, Suite 3000

Dallas, Texas 75201

Attention: James C. Chadwick

Telecopier No.: (214) 758-1550

Telephone No.: (214) 758-1575

and

General Electric Capital Corporation

201 High Ridge Road

Stamford, Connecticut 06905-3417

Attention: Doug Hirai

Telecopier No.: (203) 961-5136

Telephone No.: (203) 316-7889]

(B) If to Borrower, at

Astec Industries, Inc.

4101 Jerome Avenue

Chattanooga, Tennessee 37407

Attention: McKamy Hall

Telecopier No.: (423) 827-1818

Telephone No.: (423) 867-4210

with copies to:

Alston & Bird

One Atlantic Center

1201 W. Peachtree Street

Atlanta, Georgia 30309

Attention: Richard Grice

Telecopier No.: (404) 253-8388

Telephone No.: (404) 881-7000

ANNEX J (from Annex A - Commitments definition)

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CREDIT AGREEMENT

Lender(s)

Revolving Loan Commitment

(including a Swing Line Commitment

of $10,000,000)

$107,500,000 GE Capital

Term Loan Commitment:

$37,500,000 GE Capital

SCHEDULE 6.8

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CREDIT AGREEMENT

TERM LOAN REAL ESTATE
CITY/STATE	PROPERTY ADDRESS	DOLLAR AMOUNT
1. Eugene, Oregon	86470 Franklin Blvd. Eugene, Lane County, Oregon 97405	$ 4,200,000
2. Mequon, Wisconsin	10910 North Industrial Drive Mequon, Ozaukee County, Wisconsin 53092	$ 7,900,000
3. Yankton, South Dakota	700 West 21st Street Yankton, Yankton County, South Dakota 57078	$ 4,400,000
4. West Salem, Ohio	135 US Route 42 West Salem, Ashland County, Ohio 44287	$ 3,000,000
5. Grapevine, Texas	1400 East Highway 26 Grapevine, Tarrant County, Texas 76051	$ 12,500,000
6. Louden, Tennessee	9600 Corporate Park Drive Louden, Louden County, Tennessee 37774	$ 10,200,000
7. Albuquerque, New Mexico	245 Woodward Road, SE Albuquerque, Bernalillo County, New Mexico 87102	$ 2,200,000
8. Morris, Minnesota	315 East Highway 28 Morris, Stevens County, Minnesota 56267	$ 3,400,000

INDEX OF APPENDICES

Exhibit B-1 Application for Standby Letter of Credit

Exhibit B-2 Application for Documentary Letter of Credit

Exhibit 1.1(a)(i) - Form of Notice of Revolving Credit Advance

Exhibit 1.1(a)(ii) - Form of Revolving Note

Exhibit 1.5(e) - Form of Notice of Conversion/Continuation

Exhibit 4.1(b) - Form of Borrowing Base Certificate

Exhibit 9.1(a) - Form of Assignment Agreement

Schedule 1.1 - Responsible Individual

Schedule 1.4 - Sources and Uses; Funds Flow Memorandum

Schedule 3.1 - Name; Jurisdiction; FEIN; Charter Number

Schedule 3.2 - Executive Offices; Collateral Locations

Schedule 3.4(a) - Financial Statements

Schedule 3.4(b) - Pro Forma

Schedule 3.4(c) - Projections

Schedule 3.4(d) - Fair Salable Balance Sheet

Schedule 3.6 - Real Estate and Leases

Schedule 3.7 - Labor Matters

Schedule 3.8 - Ventures, Subsidiaries and Affiliates; Outstanding Stock

Schedule 3.11 - Tax Matters

Schedule 3.12 - ERISA Plans

Schedule 3.13 - Litigation

Schedule 3.15 - Intellectual Property

Schedule 3.17 - Hazardous Materials

Schedule 3.18 - Insurance

Schedule 3.19 - Deposit and Disbursement Accounts

Schedule 3.20 - Government Contracts

Schedule 3.22 - Material Agreements

Schedule 5.1 - Trade Names

Schedule 6.3 - Indebtedness

Schedule 6.4(a) - Transactions with Affiliates

[Schedule 6.4(c) - Compensation Levels]

Schedule 6.7 - Existing Liens

Annex A (Recitals) - Definitions

Annex B (Section 1.2) - Letters of Credit

Annex C (Section 1.8) - Cash Management System

Annex D (Section 2.1(a)) - Schedule of Additional Closing Documents

Annex E (Section 4.1(a)) - Financial Statements and Projections -- Reporting

Annex F (Section 4.1(b)) - Collateral Reports

Annex G (Section 6.10) - Financial Covenants

Annex H (Section 9.9(a)) - Lenders' Wire Transfer Information

Annex I (Section 11.10) - Notice Addresses

Annex J (from Annex A -

Commitments definition) Commitments as of Closing Date